UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒       Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Upstart Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UPSTART HOLDINGS, INC.

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

to be held at 9:00 a.m. Pacific Time on Thursday, May 28, 2026

TO STOCKHOLDERS OF UPSTART HOLDINGS, INC.:

We are pleased to invite you to virtually attend the 2026 annual meeting of stockholders (the “2026 Annual Meeting”) of Upstart Holdings, Inc., a Delaware corporation, which will be held virtually on Thursday, May 28, 2026, at 9:00 a.m. Pacific Time. The 2026 Annual Meeting will be held via a live interactive audio webcast on the Internet. If you held shares of our common stock at the close of business on March 31, 2026, you will be able to vote online and submit questions during the meeting at www.virtualshareholdermeeting.com/UPST2026. We are holding the 2026 Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.

to elect as Class III directors the three nominees named in the accompanying proxy statement to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2026;

3.	to approve, on an advisory basis, the compensation of our named executive officers; and

4.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our Board has fixed the close of business on March 31, 2026 as the record date for the meeting. Only stockholders of record on March 31, 2026 are entitled to notice of, and to vote at, the 2026 Annual Meeting. Our proxy statement contains further information regarding voting rights and the matters to be voted upon.

On or about April 16, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access our proxy statement for our annual meeting and our annual report to stockholders over the Internet. The Notice provides instructions on how to vote and includes instructions on how to receive a copy of our proxy materials and annual report by mail or e-mail. The Notice, our proxy statement and our annual report to stockholders can be accessed at the following Internet address: www.proxyvote.com, using the control number located on the Notice or, if you requested to receive a printed copy of the proxy materials, your accompanying proxy card.

Your vote is important. Whether or not you plan to attend the 2026 Annual Meeting, we urge you to submit your vote as soon as possible to ensure your shares are represented. We encourage you to submit your proxy or voting instructions via the Internet, which is convenient, helps reduce the environmental impact of our annual meeting and saves us significant postage and processing costs. For instructions on voting, please refer to your proxy card, the Notice or pages 2-3 of the accompanying proxy statement.

We appreciate your continued support of, and continued interest in, Upstart.

By order of the Board of Directors,

Scott Darling

Chief Legal Officer and Corporate Secretary

San Mateo, California

UPSTART HOLDINGS, INC.

PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS

to be held at 9:00 a.m. Pacific Time on Thursday, May 28, 2026

GENERAL INFORMATION

This proxy statement is being furnished by Upstart Holdings, Inc. in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the 2026 Annual Meeting of Stockholders of Upstart Holdings, Inc. to be held on Thursday, May 28, 2026, at 9:00 a.m. Pacific Time, solely via live webcast on the Internet at www.virtualshareholdermeeting.com/UPST2026, and for any postponements, adjournments or continuations thereof (the “2026 Annual Meeting”). In this proxy statement, the terms “Upstart,” “the company,” “we,” “us” and “our” refer to Upstart Holdings, Inc. and our subsidiaries.

On or about April 16, 2026, we expect to mail a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access this proxy statement for the 2026 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to our stockholders entitled to vote at the 2026 Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You are being asked to vote on the following proposals:

•

the election of Kerry Cooper, Mary Hentges and Ciaran O’Kelly as Class III directors, each to serve until our 2029 annual meeting of stockholders and until their successors are duly elected and qualified;

•	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2026;

•	to approve, on an advisory basis, the compensation of our named executive officers; and

•	any other business as may properly come before the 2026 Annual Meeting.

As of the date of this proxy statement, our management and Board were not aware of any other matters to be presented at the 2026 Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our Board recommends that you vote your shares:

•	“FOR” the election of Kerry Cooper, Mary Hentges and Ciaran O’Kelly as Class III directors;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2026; and

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

Who is soliciting my vote?

Our Board is soliciting your vote in connection with the 2026 Annual Meeting.

Who is entitled to vote?

Only holders of our common stock as of the close of business on March 31, 2026, which is the record date for the 2026 Annual Meeting (the “Record Date”), are entitled to vote at the 2026 Annual Meeting. As of the Record Date, there were 95,707,260 shares of our common stock outstanding and entitled to vote. In deciding all matters at the 2026 Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the Record Date. We do not have cumulative voting rights for the election of directors.

For ten days prior to the 2026 Annual Meeting, a list of stockholders eligible to vote at the 2026 Annual Meeting will be available for review by any stockholder for any purpose relating to the 2026 Annual Meeting during regular business hours at our principal executive offices. Stockholders interested in viewing the list can contact our corporate secretary to schedule an appointment by writing to Upstart Holdings, Inc., Attention: Corporate Secretary, 2950 S. Delaware Street, Suite 410, San Mateo, California 94403.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares as beneficial owners through a brokerage firm or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially through a broker or other nominee “in street name.”

Registered stockholders or stockholders of record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the proxy statement was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxy holders listed in this proxy statement or to attend online and vote at the 2026 Annual Meeting.

Beneficial owners or street-name stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held “in street name,” and the Notice was forwarded to you by your broker or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you may direct your broker or other nominee on how to vote your shares. Beneficial owners are also invited to attend the 2026 Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares live during the 2026 Annual Meeting unless you follow your broker or other nominee’s procedures for obtaining a legal proxy. If you requested printed proxy materials, your broker or other nominee has enclosed a voting instruction form for you to use in directing the broker or other nominee regarding how to vote your shares. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker or other nominee as “street-name stockholders.”

How can I contact Upstart’s transfer agent?

Stockholders may contact our transfer agent, Equiniti Trust Company, LLC, by calling 1-800-937-5449, by emailing helpAST@equiniti.com, or by writing to Equiniti Trust Company, LLC, P.O. Box 500, Newark, NJ 07101. Also see our transfer agent’s website at www.equiniti.com to get more information about these matters.

How do I vote and what are the voting deadlines?

If you are a stockholder of record, there are four ways to vote:

1.

Online Prior to the 2026 Annual Meeting. You may vote by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 8:59 p.m. Pacific Time on May 27, 2026 (have the Notice or proxy card in hand when you visit the website for the 16-digit control number needed to vote);

2.

Phone. If you request printed copies of the proxy materials by mail, you will receive a proxy card or a voting instruction form and you may vote by calling 1-800-690-6903, 24 hours a day, seven days a week, until 8:59 p.m. Pacific Time on May 27, 2026 (have the Notice or proxy card in hand when you call for the 16-digit control number needed to vote);

3.

Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card or voting instruction form and you may vote by completing, signing and mailing your proxy card or voting instruction form; or

4.

During the 2026 Annual Meeting. You may vote by attending and voting virtually via the Internet during the 2026 Annual Meeting. If you desire to vote during the meeting, please follow the instructions for attending and voting during the 2026 Annual Meeting posted at www.virtualshareholdermeeting.com/UPST2026 (have the Notice or proxy card in hand when you visit the website for the 16-digit control number needed to vote). All votes must be received by the independent inspector of elections before the polls close during the meeting.

If you are a street-name stockholder, you will receive voting instructions from your broker or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. Street-name stockholders should generally be able to vote by returning a voting instruction form and may be able to vote by telephone or on the Internet, depending on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street-name stockholder, you may not vote your shares live at the 2026 Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

Can I change my vote or revoke my proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the 2026 Annual Meeting by:

•	casting a new vote by Internet or by telephone before 8:59 p.m. Pacific Time on May 27, 2026;

•	returning a later-dated proxy card;

•	notifying our corporate secretary, in writing, at Upstart Holdings, Inc., Attention: Corporate Secretary, 2950 S. Delaware Street, Suite 410, San Mateo, California 94403; or

•	virtually attending the 2026 Annual Meeting and voting electronically.

Simply attending the 2026 Annual Meeting will not cause your previously granted proxy to be revoked.

If you are a street-name stockholder, you may revoke any prior voting instructions by contacting your broker or other nominee.

What is the effect of giving a proxy?

A proxy is your legal designation of another person to vote the stock you own at the 2026 Annual Meeting. The person you designate is your “proxy,” and you give your proxy authority to vote your shares by voting by telephone or over the Internet, or if you requested to receive a printed copy of the proxy materials, by submitting the proxy card.

Proxies are solicited by and on behalf of our Board, and our Board has designated Paul Gu, Sanjay Datta and Scott Darling to serve as proxy holders for the 2026 Annual Meeting. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the 2026 Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board described above. If any matters not described in the proxy statement are properly presented at the 2026 Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the 2026 Annual Meeting is adjourned or postponed, the proxy holders can also vote your shares on the new meeting date unless you have properly revoked your proxy instructions as described above.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. On or about April 16, 2026, we expect to mail to our stockholders the Notice that contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals to be presented at the 2026 Annual Meeting, and how to request printed copies of the proxy materials and our Annual Report on Form 10-K.

Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

Are a certain number of shares required to be present at the 2026 Annual Meeting?

A quorum is the minimum number of shares required to virtually attend or be represented by proxy at the 2026 Annual Meeting for the meeting to be properly held and business to be conducted at the meeting under our bylaws and Delaware law. If there is no quorum at the 2026 Annual Meeting, either the chairperson of the meeting or the stockholders entitled to vote who are present at the meeting may adjourn the meeting to another time. The presence, online or by proxy, of stockholders entitled to cast a majority of all issued and outstanding shares of common stock entitled to vote at the 2026 Annual Meeting will constitute a quorum at the meeting.

A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted (referred to as “stockholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock, referred to as a “broker non-vote,” held in street name with respect to certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy that are not being voted on a particular matter due to either stockholder withholding or broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker or other nominee causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the 2026 Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy and entitled to vote at the 2026 Annual Meeting (i.e., Proposal No. 2 and Proposal No. 3). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposals as long as a quorum exists.

Broker non-votes occur when a broker or other nominee (i.e., the record holder) does not receive voting instructions from the beneficial owner and lacks the discretionary authority to vote the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the 2026 Annual Meeting but will not be counted for purposes of determining the number of votes cast on a proposal. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any of the proposals.

How many votes are needed for approval of each matter?

Proposal No. 1 - Election of Directors: The election of directors requires a plurality vote of the shares of common stock present virtually or by proxy at the 2026 Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” with respect to a particular nominee (whether as a result of a stockholder abstention or withholding or a broker non-vote) will not be counted and will have no effect on the outcome of the election.

Proposal No. 2 - Ratification of the Appointment of Deloitte & Touche LLP: The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2026 requires the affirmative “FOR” vote of a majority of the shares present virtually or by proxy at the 2026 Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal and thus will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal No. 3 - Advisory Vote on the Compensation of Our Named Executive Officers: The approval, on an advisory basis, of the compensation of our named executive officers, requires the affirmative “FOR” vote of a majority of the shares present virtually or by proxy at the 2026 Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal and thus will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our Board or our company. Our Board and our compensation committee, however, will consider the outcome of the vote when determining the compensation of our named executive officers.

How are proxies solicited for the 2026 Annual Meeting?

Our Board is soliciting proxies for use at the 2026 Annual Meeting. All expenses associated with this solicitation, including the cost of preparing, assembling, printing, filing, mailing and otherwise distributing the Notice or proxy materials and soliciting votes for use at the 2026 Annual Meeting will be borne by Upstart. If you choose to access the proxy materials or vote over the Internet or telephone, you are responsible for Internet access or telephone charges you may incur. In addition to the mailing of the Notice or proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers and employees, who will not be paid any additional compensation for such solicitation activities.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

If your broker or another intermediary holds your shares as your nominee (that is, in “street name”), you will need to follow the instructions your broker provides to instruct your broker on how to vote your shares. If you do not give timely instructions to your broker, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 2). Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you and failure to provide instructions on these matters will result in a “broker non-vote.”

Who will count the votes?

The inspector of election appointed by our Board for the 2026 Annual Meeting is responsible for counting votes.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Upstart or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where can I find the voting results of the 2026 Annual Meeting?

If possible, we will announce preliminary voting results at the 2026 Annual Meeting. We will also disclose final voting results on a Current Report on Form 8-K (a “Form 8-K”) that we expect to file with the SEC within four business days after the 2026 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the Notice or proxy materials. How may I obtain an additional copy of the Notice or proxy materials?

We have adopted a procedure approved by the SEC called “householding” to limit duplicate copies of our proxy materials being printed and delivered to stockholders sharing the same address. Under this householding procedure, we send only a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders of record who share the same address unless one of those stockholders notifies us that the stockholder would like a separate copy of the Notice or proxy materials. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice and, if applicable, the proxy materials, stockholders may contact us by email at ir@upstart.com, by telephone at (833) 212-2461 or at the following address:

Upstart Holdings, Inc.

Attention: Investor Relations

2950 S. Delaware Street, Suite 410

San Mateo, California 94403

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2027 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than December 9, 2026. If the date of our 2027 annual meeting is changed by more than 30 days from the one-year anniversary date of the 2026 Annual Meeting, stockholder proposals must be received within a reasonable time before we begin to print and send proxy materials. Stockholder proposals must also comply with all other requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Upstart Holdings, Inc.

Attention: Corporate Secretary

2950 S. Delaware Street, Suite 410

San Mateo, California 94403

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) pursuant to Upstart’s notice of meeting (or any supplement thereto); (2) by or at the direction of the Board or any committee thereof that has been formally delegated authority; (3) as may be provided in the certificate of designations for any class or series of preferred stock; or (4) by any Upstart stockholder who (A) is a stockholder of record at the time of giving of the notice contemplated by our bylaws; (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting; (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting; (D) is a stockholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in our bylaws. To be timely for our 2027 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices no earlier than 8:00 a.m. Pacific Time on January 28, 2027 and no later than 5:00 p.m. Pacific Time on February 27, 2027.

However, if we hold our 2027 annual meeting of stockholders more than 25 days before or after the one-year anniversary date of the 2026 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than 8:00 a.m. Pacific Time on the 120th day before the 2027 annual meeting and no later than 5:00 p.m. Pacific Time, on the later of the 90th day prior to the day of the 2027 annual meeting or, if the first public announcement of the date of the 2027 annual meeting is less than 100 days prior to the date of the 2027 annual meeting, the 10th day following the day on which public announcement of the date of the 2027 annual meeting is first made. If, after complying with the provisions above, a stockholder, or such stockholder’s qualified representative, does not appear at such annual meeting to present the stockholder’s proposal, we are not required to present the proposal for a vote at such meeting.

In addition to satisfying the requirements of our Bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, no later than March 29, 2027.

Nomination of Director Candidates

Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our corporate secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to our Board.”

In addition, our bylaws permit stockholders of record to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must be entitled to vote at the annual meeting and provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov or on the Investor Relations page of our website at ir.upstart.com/corporate-governance/governance-overview. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Why is the 2026 Annual Meeting being held virtually?

We are continuously exploring technologies and services that will best permit our stockholders to engage with us from any location around the world and exercise their vote. As was the case for last year’s annual meeting of stockholders, we have decided to conduct the 2026 Annual Meeting on a virtual basis because we believe a virtual meeting improves communication and enables increased stockholder attendance and participation.

The virtual meeting technology that we use provides ease of access and real-time communication, while reducing the environmental impact and costs associated with an in-person meeting. We believe that by hosting our 2026 Annual Meeting virtually, our stockholders will be provided the same rights and opportunities to participate as they would at an in-person meeting, while offering a greater level of flexibility for many of our stockholders who may not be able to attend an annual meeting of stockholders in person.

How can I submit a question during the 2026 Annual Meeting?

If you want to submit a question during the 2026 Annual Meeting, log into www.virtualshareholdermeeting.com/UPST2026, type your question into the “Ask a Question” field, and click “Submit.” Stockholders are permitted to submit questions during the 2026 Annual Meeting via the virtual meeting website that are in compliance with the meeting rules of conduct provided on the virtual meeting website and subject to a limit of one question per stockholder. We will answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting. Only questions that are relevant to our business operations will be answered during the 2026 Annual Meeting.

What if I have technical difficulties or trouble accessing the 2026 Annual Meeting?

We encourage you to access the 2026 Annual Meeting before it begins. Online check-in will start at approximately 8:45 a.m. Pacific Time on May 28, 2026. If you encounter any difficulties accessing the 2026 Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/UPST2026. Technical support will be available starting at 8:45 a.m. Pacific Time on the day of the 2026 Annual Meeting and will remain available until the 2026 Annual Meeting has ended.

What if there are technical difficulties that affect the ability of the 2026 Annual Meeting to be held on the date and time specified in the Notice?

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the 2026 Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under applicable Delaware corporate law, or that otherwise makes it advisable to adjourn the 2026 Annual Meeting, the chair or secretary of the 2026 Annual Meeting will convene the meeting at 12:00 p.m. Pacific Time on the date specified above and at our address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on our investor relations website at ir.upstart.com.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board, which is elected by our stockholders. We have a classified Board divided into three classes, each serving with staggered three-year terms. At each annual meeting of stockholders, one class of directors will be elected for a three-year term to succeed the class whose term is then expiring. The following table sets forth information regarding our directors, including their ages as of April 16, 2026.

Nominees	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated

Kerry Cooper(3)	III	54	Lead Independent Director	2021	2026	2029

Mary Hentges(2)	III	67	Director	2019	2026	2029

Ciaran O’Kelly(1)(2)	III	57	Director	2018	2026	2029

Directors Not Standing for Election or Re-Election

Dave Girouard	I	60	Chief Executive Officer; Chairperson of the Board	2012	2027	—

Jeff Huber(1)	I	57	Director	2021	2027	—

Hilliard Terry, III(2)	I	56	Director	2019	2027	—

Peter Bernard(1)(3)	II	68	Director	2025	2028	—

Paul Gu	II	35	Chief Technology Officer; Director	2015	2028	—

(1)	Member of the nominating and corporate governance committee.
(2)	Member of the audit committee.
(3)	Member of the compensation committee.

Director Nominees

Kerry Cooper. Ms. Cooper has served as a member of our Board since March 2021. Ms. Cooper has served as a Venture Advisor with Acrew Diversify Capital Fund, a growth-stage fund, since January 2021. She served as President and Chief Operating Officer of Rothy’s, a direct-to-consumer footwear company, from November 2017 to January 2020. Before joining Rothy’s, Ms. Cooper was the Chief Executive Officer of Choose Energy, a consumer services energy company, from 2013 to 2016. She is currently a board chair of PG&E Corp., an energy-based holding company, board chair at Mozilla Corporation, and board member of Mozilla.org. She has previously served on many boards including those of TPB Acquisition Corp., BevMo, Fictiv, and Gradient. Ms. Cooper holds a B.S. in Mechanical Engineering from University of Texas at Austin and an M.B.A. from Harvard Business School.

Ms. Cooper was selected to serve on our Board because of her extensive experience as an executive in the consumer space.

Mary Hentges. Ms. Hentges has served as a member of our Board since December 2019. She served as an Advising Chief Financial Officer to Noom, Inc. through KongBasile Consulting from November 2022 to December 2023. She previously served as the Interim Chief Financial Officer for ShotSpotter, a precision-policing solutions company from October 2020 to January 2021. Prior to ShotSpotter, Ms. Hentges served as the Chief Financial Officer of Yapstone, Inc., a financial services company, from 2012 to 2014, the Chief Financial Officer of CBS Interactive, a media company, from 2010 to 2012, and the Chief Financial Officer of PayPal, Inc.

from 2003 to 2010. Ms. Hentges is currently a director at Broadway Financial Corporation, a bank holding company that owns City First Bank, a certified Community Development Financial Institution, where she chairs the Audit Committee and is a member of the Risk & Compliance Committee and the Internal Asset Review Committee. She was previously a director at Akili, Inc., a digital therapeutics company, where she chaired the audit committee and served on the compensation committee. Ms. Hentges holds a B.S. in Accounting from Arizona State University and is a Certified Public Accountant (inactive).

Ms. Hentges was selected to serve on our Board because of her financial expertise and extensive experience as an executive in the technology industry.

Ciaran O’Kelly. Mr. O’Kelly has served as a member of our Board since April 2018. Mr. O’Kelly has served as the Chief Executive Officer of Prime Financial Technologies since 2022. From 2020 to 2021, Mr. O’Kelly worked full-time at Square (now Block, Inc.). Earlier in his career, Mr. O’Kelly held multiple leadership roles in the financial services sector. He worked at Nomura Securities, a financial services firm, most recently as Senior Managing Director and Head of Equities for the Americas. Prior to Nomura Securities, he held key positions at Bank of America, including Head of Global Equities and Head of Equity Capital Markets, as well as at Salomon Smith Barney, where he served as Head of Equity Trading. In addition to his executive roles, Mr. O’Kelly has served as a director for several prominent organizations, including Square Financial Services, Inc., Bank of America Securities, and Nomura Securities International. Mr. O’Kelly holds a Bachelor of Business Studies (B.B.S.) degree from Dublin City University.

Mr. O’Kelly was selected to serve on our Board because of the perspective and extensive experience he brings from his background in financial services.

Continuing Directors

Peter Bernard. Mr. Bernard has served as a member of our Board since February 2025. He currently serves as the Board Chair of Barclays Bank U.S., LLC and Barclays Bank Delaware and has served in those roles since 2018. He is former chief operating officer and board director at Root Capital, a nonprofit social investment fund. From 2006 through 2013, he was a managing director and chief risk officer of D.E. Shaw & Co., L.P. in New York. Prior to 2006, he held a variety of roles in finance and financial software, including: chief financial officer at RiskMetrics, a risk management software company spun out of J.P. Morgan and later acquired by MSCI; and president and cofounder of New Bond Trading, a Boston-based investment management firm. Early in his career, Mr. Bernard spent fifteen years at J.P Morgan in various capital market roles, split between New York and London. Aside from his career in finance, Bernard serves on the boards of the Massachusetts Audubon Society and Bowdoin College. He graduated from Bowdoin College in 1979 with a B.A. in Economics.

Mr. Bernard was selected to serve on our Board because of his deep expertise in finance and risk management.

Dave Girouard. Mr. Girouard is one of our co-founders and has served as our Chief Executive Officer and a member of our Board since our incorporation. From February 2004 to April 2012, Mr. Girouard served in various roles at Alphabet Inc. (formerly Google Inc.), most recently as President of Google Enterprise, where he helped build Google’s cloud applications business worldwide, including product development, sales, marketing, and customer support. He started his career in Silicon Valley as a Product Manager at Apple and previously served as an associate of the Information Technology practice at Booz Allen. Mr. Girouard’s career began in software development at the Boston office of Accenture. He graduated from Dartmouth College with an A.B. in Engineering Sciences and a B.E. in Computer Engineering. Mr. Girouard also holds an M.B.A. from the University of Michigan with High Distinction.

Mr. Girouard was selected to serve on our Board because of the perspective and experience he brings as our Chief Executive Officer and as one of our co-founders, as well as his extensive experience with technology companies.

Paul Gu. Mr. Gu is one of our co-founders and has served in various roles since April 2012, including most recently as our Chief Technology Officer. He has also served as a member of our Board since April 2015. Mr. Gu studied economics and computer science at Yale University and then joined the Thiel Fellowship.

Mr. Gu was selected to serve on our Board because of the perspective and experience he brings as our Chief Technology Officer and as one of our co-founders, as well as his expertise in machine learning and data science.

Jeff Huber. Mr. Huber has served as a member of our Board since June 2021. Mr. Huber is the co-founder of Triatomic Capital, a private investing firm, and has served as its Managing Director since March 2022. From 2016 to 2021, Mr. Huber served as the Founding Chief Executive Officer and Vice Chairman of GRAIL, Inc., a life sciences company. From 2003 to 2016, Mr. Huber served as Senior Vice President of Alphabet Inc. (formerly Google Inc.). From 2001 to 2003, Mr. Huber served as Vice President of Architecture and Systems Development at eBay Inc., an e-commerce company. Prior to joining eBay, he was Senior Vice President of Engineering at Excite@Home. Mr. Huber is a board member of Electronic Arts Inc. Mr. Huber holds a B.S. in Computer Engineering from the University of Illinois and an M.B.A. from Harvard Business School.

Mr. Huber was selected to serve on our Board because of his extensive experience as an executive in online companies that apply rapidly changing technology and operate at high scale.

Hilliard Terry, III. Mr. Terry has served as a member of our Board since February 2019. Mr. Terry has served as an advisor and interim CEO to private equity-backed portfolio companies. From January 2012 to October 2018, he served as Executive Vice President and Chief Financial Officer of Textainer Group Holdings Limited, an intermodal marine container management and leasing company. Before joining Textainer, Mr. Terry was Vice President and Treasurer of Agilent Technologies, Inc., which he joined in 1999, prior to the company’s spinoff from Hewlett-Packard Company and initial public offering. He previously held positions in investor relations and/or investment banking with Kenetech Corporation, an alternative energy company; VeriFone, Inc., a payments company; and Goldman Sachs & Co., a financial services firm. Mr. Terry is currently a director of Asbury Automotive Group, Inc., an automotive retailer, where he chairs the audit committee and serves on the capital allocation & risk management committee, and is also a director of Columbia Banking System, Inc., a bank holding company, where he chairs the compensation committee and serves on the nominating & governance committee. In addition, Mr. Terry serves as a director of two private companies: Fabletics, Inc., an active-wear retailer, and Fundbox, Ltd., a financial platform for small businesses. Mr. Terry holds a B.A. in Economics from the University of California, Berkeley and an M.B.A. from Golden Gate University.

Mr. Terry was selected to serve on our Board because of his financial expertise and experience in the banking industry.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under the Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, the director does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors. Based upon information provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Peter

Bernard, Kerry Cooper, Mary Hentges, Jeff Huber, Ciaran O’Kelly and Hilliard Terry, III do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards. Our Board also determined that the members of our audit committee, compensation committee and nominating and corporate governance committee satisfy the relevant independence standards for the committees on which they serve as established by applicable SEC rules and the Nasdaq rules. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Board Leadership Structure

Dave Girouard, our co-founder and current Chief Executive Officer, serves as Chairperson of our Board. As Chairperson, Mr. Girouard presides over meetings of our Board, and holds such other powers and carries out such other duties as are customarily carried out by the Chairperson of the Board. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Girouard and Mr. Gu each brings company-specific experience, leadership and insight as our co-founders and Chief Executive Officer and Chief Technology Officer, respectively. Effective May 1, 2026, Mr.Girouard will step down as Chief Executive Officer and transition to Executive Chairman of the Board; at that time, Mr. Gu will assume the Chief Executive Officer role.

Our Board has adopted corporate governance guidelines that provide that one of our independent directors should serve as our Lead Independent Director if the Chairperson of the Board is not independent. Our Board has appointed Kerry Cooper to serve as our Lead Independent Director. The Board believes that from Ms. Cooper’s extensive experience as an executive in the consumer space, as well as her experience as a board member of other public companies, she brings abundant leadership expertise, governance prowess and business acumen that helps ensure strong and independent oversight and effective collaboration among the directors.

To further promote independent leadership, the primary responsibilities of the Lead Independent Director are as follows:

•	presiding over periodic meetings of our independent directors and executive sessions at Board meetings;

•	chairing Board meetings in the absence of the Chairperson of the Board or when it is deemed appropriate arising from the Chairperson’s management role or non-independence;

•	serving as a liaison between our Chairperson and our independent directors;

•	engaging and facilitating communication between management and the Board and among directors;

•	in collaboration with management, developing agendas for the Board meetings and communicating with other independent directors to ensure topics of interest are included;

•	representing the Board in communications with shareholders and other stakeholders as necessary;

•	providing input on the review of the Board’s leadership structure and its appropriateness; and

•	performing such additional duties as our Board may otherwise determine and delegate.

Our Board believes that this structure is effective in serving stockholders, as it offers independent leadership and engagement from the Lead Independent Director, while providing the benefit of having our Chief Executive Officer, the individual with primary responsibility for managing the company’s day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed.

Board Meetings

During the fiscal year ended December 31, 2025, our Board held five meetings (including regularly scheduled and special meetings). Each director attended 75% or more of the total number of meetings of the Board and the committees of which he or she was a member held during the portion of the last fiscal year for which he or she was a director or committee member.

While we do not have a formal policy requiring director attendance, we encourage our directors to attend our annual meetings of stockholders. All of our directors who then served on our Board attended the 2025 annual meeting of stockholders.

Board Committees

Our Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our Board is described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

Our audit committee consists of Hilliard Terry, III, Mary Hentges, and Ciaran O’Kelly with Mr. Terry serving as Chairperson, each of whom meets the requirements for independence under the listing standards of the Nasdaq and SEC rules and regulations. Each member of our audit committee also meets the financial literacy and sophistication requirements of the Nasdaq listing standards. In addition, our Board has determined that Ms. Hentges and Mr. Terry are both audit committee financial experts within the meaning of Item 407(d) of Regulation S-K. Our audit committee, among other things:

•	selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helps to ensure the independence and performance of the independent registered public accounting firm;

•

discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent registered public accounting firm, our interim and year-end results of operation;

•	develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviews our policies on risk assessment and risk management, including with respect to cybersecurity;

•	reviews related party transactions; and

•

approves or, as required, pre-approves, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the Nasdaq. A copy of the charter for our audit committee is available on our website at ir.upstart.com. During the fiscal year ended December 31, 2025, our audit committee held six meetings.

Compensation Committee

Our compensation committee currently consists of Kerry Cooper and Peter Bernard, with Ms. Cooper serving as Chairperson. Each of Ms. Cooper and Mr. Bernard meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, or Rule 16b-3. Our compensation committee, among other things:

•	reviews, approves, and determines, or makes recommendations to our Board regarding, the compensation of our executive officers;

•	administers our equity compensation plans;

•	reviews and approves and makes recommendations to our Board regarding incentive compensation and equity compensation plans;

•	establishes and periodically reviews policies and programs relating to compensation and benefits of our employees and executives; and

•	reviews and oversees succession planning for executive officers, including Chief Executive Officer succession planning.

Our compensation committee has engaged an independent consultant, Compensia, Inc. (“Compensia”) to advise the compensation committee on an as-needed basis with respect to executive and non-employee director compensation matters. Compensia does not provide services to Upstart and management and reports directly to the compensation committee. For further information on the processes followed by the compensation committee for the consideration and determination of executive compensation, see the section titled “Compensation Discussion and Analysis.”

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter for our compensation committee is available on our website at ir.upstart.com. During the fiscal year ended December 31, 2025, our compensation committee held six meetings.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ciaran O’Kelly, Jeff Huber and Peter Bernard, with Mr. O’Kelly serving as Chairperson, each of whom meets the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. Our nominating and corporate governance committee, among other things:

•	identifies, evaluates and selects, or makes recommendations to our Board regarding, nominees for election to our Board and its committees;

•	considers and makes recommendations to our Board regarding the composition of our Board and its committees;

•	evaluates the performance of our Board and of individual directors;

•	reviews environmental and corporate social responsibility matters;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	develops and makes recommendations to our Board regarding corporate governance guidelines and matters.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable Nasdaq listing standards. A copy of the charter for our nominating and corporate governance committee is available on our website at ir.upstart.com. During the fiscal year ended December 31, 2025, our nominating and corporate governance committee held four meetings.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an executive officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the Board or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or on our compensation committee.

Role of our Board in Risk Oversight

Risk is inherent in every business, and we face a number of risks, including strategic, financial, operational, technology and security, legal and compliance, and reputational risks. We have designed and implemented processes to manage risk in our business and operations. Management is responsible for the day-to-day identification, assessment and management of all material risks. Our functional teams, including Risk, Finance, People, Information Security, Information Technology and Legal, are responsible for the day-to-day monitoring, mitigation and reporting of the respective risk types that arise related to each functional team’s activities. From time to time, we engage professional services firms to independently assess our risk management activities and advise on emerging trends and benchmarking data in various risk areas. Management provides reports on all material risks to the Board and its committees, as appropriate.

Our Board, both directly and through its committees, has responsibility for the oversight of our risk management framework, which is designed to identify, assess, monitor, and manage risks to which our company is exposed over the short-, intermediate- and long-term. Consistent with this approach, our Board regularly reviews our material risks throughout the year in the context of discussions with management, question and answer sessions, and reports from the management team presented at each regular board meeting. Our Board also evaluates the risks inherent in significant transactions. For certain risks, we may apply a longer term view to monitoring, evaluating and mitigating risks based on input from our internal functional teams and external advisors with respect to their impact on our business.

In addition, our Board has tasked designated standing committees with oversight of certain categories of risk management to align the committees’ areas of expertise with certain key risk areas. Our audit committee assists our Board in fulfilling its oversight responsibilities with respect to risk management, including in the areas of internal control over financial reporting and disclosure controls and procedures, as well as legal and regulatory compliance and potential conflicts of interest. The audit committee also oversees our risk management program, as well as our initiatives related to cybersecurity. Furthermore, our audit committee, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements as well as employee compensation policies and practices. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices and the independence of the Board. Each of the committee chairs report to the full Board at its regular meetings concerning the activities of the committee, the significant issues the committee has discussed and the actions taken by the committee.

Our Board believes its current leadership structure supports the risk oversight function of the Board. With Mr. Girouard, our Chief Executive Officer, serving as the Chairperson of the Board, we promote open dialogue between management and the Board. Ms. Cooper, as our Lead Independent Director, will offer independent leadership at the Board level in addition to Mr. Girouard. Each Board committee is comprised solely of independent directors, and all directors are actively involved in the risk oversight function.

Board and Board Committee Self-Evaluation Process

Board and committee evaluations play a critical role in ensuring the effective functioning of our Board and its committees. Our Board annually evaluates the performance of individual directors, the Board as a whole and each of the board’s standing committees. As part of the self-assessment process, directors are provided with questionnaires and participate in a guided, interview-based self-evaluation designed to offer a thoughtful reflection on the Board and its committees’ performance. As set forth in its charter, the nominating and corporate governance committee oversees this self-evaluation process. The nominating and corporate governance committee reviews the directors’ feedback and considers whether changes are recommended and reports the results to the Board.

Considerations in Evaluating Director Nominees

Our Board and our nominating and corporate governance committee regularly review the composition of the Board and use a variety of methods for identifying and evaluating potential directors whose perspectives, skills and experiences will enable them to make meaningful contributions to shaping the future of our company. In their evaluation of director candidates, they will consider the current size and composition of the Board and the needs of the Board and the respective committees of the Board. Some of the qualifications that are considered include, without limitation, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board and skills that are complementary to the Board, an understanding of the Company’s business, an understanding of the responsibilities that are required of a member of the Board, other commitments, including service on other for-profit company boards of directors and related committees, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board. Other than the foregoing, there are no stated minimum criteria for director nominees.

Board Diversity

Although the Board does not maintain a specific policy with respect to board diversity, the Board believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints.

Director Skills and Experiences

Our nominating and corporate governance committee has determined that it is important for an effective Board to have directors with a balance of the skills and experiences set forth in the table below. While all of these skills and experiences are considered by the nominating and corporate governance committee with respect to each director, the following table does not encompass all of the experience, qualifications, attributes or skills of our directors.

Director Skills and Experiences
Finance and Accounting
Banking and Financial Service Industry
Technology and Software Industry
Cybersecurity and Information Security
Talent Management
Enterprise Risk Management
Business Development and Strategy
Corporate Development and M&A/Investments
Government, Legal or Regulatory
Experience Scaling a Company
International Expansion
Sales, Marketing and Brand Management
0
2
4
6
8
Number of Directors

Stockholder Recommendations for Nominations to our Board

The nominating and corporate governance committee will consider candidates for directors recommended by stockholders so long as such recommendations comply with the certificate of incorporation and bylaws of our company and applicable laws, rules and regulations, including those promulgated by the SEC. The committee will evaluate such recommendations in accordance with its charter, our bylaws and the regular nominee criteria described above. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experiences, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our corporate secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our stock and a signed letter from the candidate confirming willingness to serve on our Board, among other required information. The committee has discretion to decide which individuals to recommend for nomination as directors.

A stockholder of record can nominate a candidate directly for election to the Board by complying with the requirements and procedures set forth in Section 2.4 of our bylaws. For additional information regarding stockholder nominations of director candidates, see the section titled “General Information—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

Stockholder Engagement
Our Board believes it is important to maintain an open dialogue with stockholders to understand their views on our company, our strategy and our governance and compensation practices. Accordingly, we engage with stockholders regularly and solicit feedback on these topics. In 2025 we reached out to our top 15 institutional stockholders representing an aggregate ownership of approximately 22% of our then-outstanding shares and held meetings with those that accepted our invitation for a discussion. Members of our senior management met with these investors in December of 2025 and January of 2026 to discuss executive compensation, corporate governance, and other matters.
In these discussions, stockholders emphasized the importance of strong alignment between executive compensation and long-term stockholder value creation, and this feedback informed the compensation committee’s continued evaluation of our long-term incentive program, including the introduction of performance-based RSU awards in 2026. A number of our largest stockholders declined our invitation for a discussion due to a lack of questions or concerns. Overall, the stockholders we engaged with expressed support for our strategy, and compensation and governance practices. For additional information regarding stockholder feedback regarding compensation matters, see the section titled “
Executive Compensation—Compensation Discussion and Analysis—Stockholder Advisory Votes on Named Executive Officer Compensation
.”
Our Board of Directors, as well as our management team, values the perspectives of our investors as it helps us to understand and evaluate the effectiveness of our current practices and related disclosures. In addition to our annual stockholder outreach on governance and compensation practices, we maintain ongoing dialogue with many of our stockholders through our investor relations program.
Communications with our Board
Stockholders and interested parties wishing to communicate with a non-management
member of our Board may do so by writing to such director and either mailing the correspondence to: Upstart Holdings, Inc., Attention: Corporate Secretary, 2950 S. Delaware Street, Suite 410, San Mateo, California 94403 or sending the correspondence by email to corporate_secretary@upstart.com. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a broker or other nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner. All such communications will be reviewed by Upstart’s Corporate Secretary and forwarded as appropriate to the relevant committee of the Board, or if none is specified, to the Lead Independent Director of the Board.
Corporate Social Responsibility
Our Board, through the nominating and corporate governance committee, oversees matters related to corporate social responsibility. Information regarding our corporate social responsibility programs and initiatives is available on our Investor Relations website at ir.upstart.com. The contents posted on our Investor Relations website are not incorporated by reference into this proxy statement.
Corporate Governance Guidelines and Code of Ethics
Our Board has adopted corporate governance guidelines. These guidelines address, among other items, the responsibilities of our directors, the structure and composition of our Board and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a code of ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior officers. Our corporate governance guidelines and code of ethics are available on our website at ir.upstart.com. We intend to disclose any amendments to our code of ethics or waivers of its requirements, on our website or in filings under the Exchange Act.

Insider Trading Policy
The Company has adopted an insider trading policy that governs the purchase, sale, and other dispositions of the Company’s securities by directors, officers, and employees, and other covered persons that the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable stock exchange listing requirements. A copy of the Company’s insider trading policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2025. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
Stock Ownership Guidelines
The Company believes that the executive officers and
non-employee
directors should hold meaningful equity ownership positions in the Company to align their interests with the interests of the Company’s stockholders. Pursuant to the Company’s Stock Ownership Guidelines, our executive officers (defined for purposes of the guidelines as each “officer” of the Company subject to Section 16 of the Exchange Act) and non-employee
directors are expected to hold a number of shares of the Company’s common stock with a value equivalent to at least the following:

•	Chief Executive Officer: five times annual base salary

•	Other Executive Officers: two times annual base salary

•	Non-Employee Directors: three times annual base cash retainer
The executive officers and
non-employee
directors have a period of five years (running through the later of January 1, 2028 or the five-year anniversary of the date that the applicable individual becomes an executive officer or non-employee
director) to comply with the Stock Ownership Guidelines, although either our Board or the nominating and corporate governance committee may extend the period of time for attainment. The level of ownership will be measured annually by the nominating and corporate governance committee at the end of each fiscal year following the effective date (the date of such review, a “measurement date”). For purposes of this review, an individual’s annual base salary or the value of his or her annual base cash retainer is determined as of the last trading day of the Company’s fiscal year prior to the applicable measurement date, and the value of equity ownership will be determined based on the value of a share of the Company’s common stock measured as the greater of (i) the average closing price of a share over the sixty trading day period ending on the last trading day of such fiscal year, (ii) the average closing price of a share of the Company’s common stock over the sixty trading day period ending on the date the individual becomes subject to the Stock Ownership Guidelines, or (iii) the average closing price of a share of the Company’s common stock over the sixty trading day period ending on the date the share was acquired. Each executive officer or non-employee
director is expected to maintain the level of ownership during his or her tenure as an executive officer or non-employee
director, respectively.
The shares of the Company’s common stock directly owned, the shares of the Company’s common stock held in trust, limited partnerships, or similar entities for the benefit of the applicable executive officer or non-employee
director and/or his or her immediate family members, and the shares of the Company’s common stock subject to restricted stock units or other full-value awards that have vested count toward the satisfaction of the level of ownership under the Stock Ownership Guidelines. Unexercised stock options and shares of the Company’s common stock underlying full-value awards that are unvested (including with respect to either service-based or performance-based vesting criteria) do not count towards satisfaction of the Stock Ownership Guidelines.
To satisfy the Stock Ownership Guidelines, any executive officer or non-employee
director who has not reached or who fails to maintain his or her target ownership level must retain at least fifty percent of any Net Shares derived from full-value awards, exercised stock options or stock purchase plan holdings until his or her guideline is met. “Net Shares” are those shares of the Company’s common stock that remain after shares are sold or withheld to pay the exercise price (if any) of equity awards and applicable taxes. On the subsequent measurement date on which an executive officer or non-employee
director comes into compliance with the Stock Ownership Guidelines, the holding restrictions will be lifted.
The Stock Ownership Guidelines may be waived, at the discretion of the nominating and corporate governance committee, for non-employee
directors joining the Board from government, academia, or similar professions. The Stock Ownership Guidelines may also be temporarily suspended for one or more executive officers or non-employee
directors, at the discretion of the nominating and corporate governance committee, if compliance would create severe hardship or prevent an executive officer or non-employee
director from complying with a court order.
Our Board or the nominating and corporate governance committee may amend the Stock Ownership Guidelines at any time and from time to time in their sole discretion.
Non-Employee
Director Compensation
Our Board has adopted a compensation policy for our
non-employee
directors (the “Outside Director Compensation Policy”). Under this policy, each non-employee
director receives the cash and equity compensation for board services described below. We also reimburse our non-employee
directors for reasonable, customary and documented travel expenses to Board or committee meetings. This policy was developed with input from our independent compensation consultant, Compensia, regarding practices and compensation levels at comparable companies. It is designed to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
The Outside Director Compensation Policy contemplates both cash and equity components. The policy includes a maximum annual limit of $1,000,000 of cash compensation and equity awards that may be paid, issued, or granted to a non-employee
director in any fiscal year, increased to $2,000,000 in an individual’s first year of service as a non-employee
director. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with U.S. generally accepted accounting principles (“GAAP”)). Any cash compensation paid or equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee
director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee
directors.
We review the Outside Director Compensation Policy annually and make amendments as needed, which Compensia also advises on.
Cash Compensation
Each
non-employee
director is entitled to receive the following cash compensation for his or her services under the Outside Director Compensation Policy:

•	$35,000 per year for service as a board member;

•	$40,000 per year for service as non-employee chair of the board;

•	$25,000 per year for service as a lead independent director;

•	$20,000 per year for service as chair of the audit committee;

•	$10,000 per year for service as a member of the audit committee;

•	$15,000 per year for service as chair of the compensation committee;

•	$7,500 per year for service as a member of the compensation committee;

•	$10,000 per year for service as chair of the nominating and corporate governance committee; and

•	$4,000 per year for service as a member of the nominating and corporate governance committee.

Each non-employee director who serves as the chair of a committee receives only the additional annual cash fee as the chair of the committee, and not the annual fee as a member of the committee, provided that each non-employee director who serves as the non-employee chair or the lead independent director will receive the annual fee for service as a board member and an additional annual fee as the non-employee chair or lead independent director. All cash payments to non-employee directors are paid annually in arrears on a prorated basis.

Election to Receive Restricted Stock Units in lieu of Cash Compensation

Each non-employee director may elect to convert all or a portion of his or her annual cash retainer payments into an award covering a number of restricted stock units (“RSUs”) (a “Retainer Award”) with a grant date fair value (determined in accordance with GAAP) equal to the amount of the applicable annual cash retainer payment to which the Retainer Award relates.

Each individual who first becomes a non-employee director must make an election to receive Retainer Awards in lieu of cash payments (a “Retainer RSU Election”) with respect to annual cash retainer payments relating to services to be performed in the same calendar year as such individual first becomes a non-employee director on or prior to the date that the individual first becomes a nonemployee director. Each non-employee director must make a Retainer RSU Election with respect to annual cash retainer payments relating to services to be performed in the following calendar year by no later than December 31 of each calendar year, or such earlier deadline as established by our Board or the compensation committee of our Board.

If a non-employee director who has made a valid Retainer RSU Election ceases to be a non-employee director prior to the applicable grant date of a Retainer Award to which the Retainer RSU Election relates, the Retainer RSU Election will be treated as canceled and the non-employee director will be eligible to receive a prorated payment of the annual payment of the non-employee director’s applicable annual cash retainer, calculated based on the number of days during the applicable calendar year the non-employee director served in the relevant capacities, in accordance with the terms and conditions of the policy.

Retainer Awards are granted on January 10 immediately following the end of the calendar year for which the corresponding annual cash retainer payment was earned, except that if such date is not a trading day, the associated grant of the applicable Retainer Award shall occur on the next trading day following such date. Each Retainer Award will be fully vested on the date of grant.

Equity Compensation

Initial Awards

Subject to the limits in our 2020 Equity Incentive Plan, each person who first becomes a non-employee director will receive, on the first trading date on or after the date on which the person first becomes a non-employee director, an initial award of RSUs (the “Initial Award”), covering a number of shares of our common stock having a grant date fair value equal to $200,000; provided that any resulting fraction will be rounded down to the nearest whole share. The Initial Award will vest in its entirety on the one-year anniversary of the non-employee director’s initial start date, subject to the non-employee director continuing to be a non-employee director through the applicable vesting date. If the person was a member of our Board and also an employee, becoming a non-employee director due to termination of employment will not entitle them to an Initial Award.

Annual Awards

Subject to the limits in our 2020 Equity Incentive Plan, each non-employee director automatically receives, on the date of each annual meeting of our stockholders, an annual award of RSUs (an “Annual Award”) covering a number of shares of our common stock having a grant date fair value of $200,000; provided that the first annual award granted to an individual who first becomes a non-employee director following the effective date of the policy will have a grant date fair value equal to the product of (A) $200,000 multiplied by (B) a fraction, (i) the numerator of which is equal to the number of fully completed days between the non-employee director’s initial start date and the date of the first annual meeting of our stockholders to occur after such individual first becomes a non-employee director, and (ii) the denominator of which is 365; and provided further that any resulting fraction will be rounded down to the nearest whole share. Each Annual Award will vest in its entirety on the earlier of (x) the one-year anniversary of the Annual Award’s grant date, or (y) the day immediately before the date of the next annual meeting of our stockholders that follows the grant date of the Annual Award, subject to the non-employee director’s continued service through the applicable vesting date.

In the event of a “change in control” (as defined in our 2020 Equity Incentive Plan), each non-employee director will fully vest in their outstanding company equity awards issued under the Outside Director Compensation Policy, including any Initial Award or Annual Award, immediately prior to the consummation of the change in control provided that the non-employee director continues to be a non-employee director through such date.

Non-Employee Director Compensation Table

The compensation paid to Messrs. Girouard and Gu in respect of their employment for the year ended December 31, 2025 is included in the Summary Compensation Table in the section titled “Executive Compensation.” The following table provides information concerning compensation earned by our non-employee directors during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		Total ($)

Peter Bernard	39,286	300,295		339,581

Sukhinder Singh Cassidy(3)	22,836			22,836

Kerry Cooper	68,699	245,735	(4)	314,434

Mary Hentges	45,000	241,750	(4)	286,750

Jeff Huber	39,000	236,900	(4)	275,900

Ciaran O’Kelly	55,000	249,776	(4)	304,776

Hilliard Terry, III	55,000	205,605		260,605

(1)

If a director elected to receive payment in RSUs in lieu of cash pursuant to our Outside Director Compensation Policy, annual retainer fees in the form of RSUs were granted on January 12, 2026. The number of RSUs received was based on the average closing stock price for the 30 trading days immediately prior to the date of grant. See the section above titled “Election to Receive Restricted Stock Units in lieu of Cash Compensation” for more information. For fiscal year 2025, three of our non-employee directors elected to receive all of their annual retainer fee payments in RSUs: Mr. Bernard received 834 RSUs, Ms. Cooper received 1,459 RSUs and Mr. O’Kelly received 1,168 RSUs.

(2)

The dollar value of the RSU awards shown in the “Stock Awards” column represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The actual value that the director will realize on each RSU award will depend on the price per share of our common stock at the time shares underlying the RSUs vest. Accordingly, these amounts do not necessarily correspond to the actual value realized or that may be realized by the directors.

(3)	Ms. Cassidy resigned from the board effective May 23, 2025. The amounts reported reflect compensation earned through her resignation date.
(4)

For certain directors, amounts reported include stock-based compensation expense computed in accordance with FASB ASC Topic 718 related to shares issued in settlement of director fees earned in the prior fiscal year that such directors elected to receive in shares of the Company’s common stock in lieu of cash compensation. The underlying fees were previously reported in the Director Compensation Table for the prior fiscal year and do not represent additional compensation for services performed in the current fiscal year.

The following table provides all outstanding equity awards held by our non-employee directors as of December 31, 2025.

Name	Aggregate Number of Shares Underlying Options (#)	Number of Securities Underlying Unvested Stock Awards (#)

Peter Bernard	—	4,082

Kerry Cooper	—	4,314

Mary Hentges	98,295	4,314

Jeff Huber	—	4,314

Ciaran O’Kelly	192,443	4,314

Hilliard Terry, III	68,295	4,314

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board has eight members. In accordance with our amended and restated certificate of incorporation, our Board is divided into three staggered classes of directors. One class is elected each year during the annual meeting of stockholders for a term of three years. The term of the Class III directors expires at the 2026 Annual Meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders held in 2027 and 2028, respectively.

Nominees

Our nominating and corporate governance committee has recommended, and our Board has approved, Kerry Cooper, Mary Hentges and Ciaran O’Kelly as nominees for election as Class III directors at the 2026 Annual Meeting. If elected, each of Ms. Cooper, Ms. Hentges and Mr. O’Kelly will serve as Class III directors until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation, or removal. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Ms. Cooper, Ms. Hentges and Mr. O’Kelly. We expect that each of Ms. Cooper, Ms. Hentges and Mr. O’Kelly will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the 2026 Annual Meeting, the proxies will be voted for any nominee designated by our Board to fill such vacancy. If you are a street-name stockholder and you do not give voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy during the 2026 Annual Meeting and entitled to vote thereon to be approved. Any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm, for the year ending December 31, 2026. Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2025.

Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of our company and its stockholders. At the 2026 Annual Meeting, the stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our audit committee is submitting the selection of Deloitte & Touche LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, our Board may reconsider the appointment.

Representatives of Deloitte & Touche LLP will participate at the 2026 Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table summarizes the fees we recognized for services rendered by Deloitte & Touche LLP for the fiscal years ended December 31, 2024 and 2025, inclusive of out-of-pocket expenses.

Fee Category	Fiscal Year Ended December 31
	2024	2025

Audit Fees(1)	$4,701,360	$5,139,832

Audit-Related Fees(2)	$933,157	$972,400

Tax Fees(3)	$75,424	$76,912
All Other Fees(4)	$0	$7,391

Total Fees	$5,709,941	$6,196,535

(1)

Audit fees consisted of fees for professional services rendered in connection with the annual audit of our consolidated financial statements, audit of our internal control over financial reporting, review of our quarterly consolidated financial statements, consultations on accounting matters directly related to the audit, and preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)

Audit-related fees consisted of fees for professional services rendered for service organization reports and fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” For the fiscal years ended December 31, 2024 and December 31, 2025, audit-related fees included fees incurred in connection with issuances of convertible senior notes. Additionally, for the fiscal year ended December 31, 2025, audit-related fees included fees incurred in connection with our at-the-market offering program.

(3)	Tax fees consisted of fees for professional services rendered for tax advice.
(4)	All other fees consisted of subscription fees.

Auditor Independence

In 2025, there were no other professional services provided by Deloitte & Touche LLP that would have required the audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to its charter, the audit committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent auditor that are not otherwise prohibited by law and any associated fees. Our audit committee has pre-approved all services performed by Deloitte & Touche LLP during the fiscal year ended December 31, 2025. The audit committee may delegate to one or more members of the committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings.

Vote Required

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the 2026 Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

REPORT OF THE AUDIT COMMITTEE

The audit committee of the Board is comprised solely of independent directors and operates under a written charter adopted by the Board, which charter is reviewed on an annual basis and amended as necessary by the Board upon recommendation by the audit committee. The composition of the audit committee, the attributes of its members, and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees.

The audit committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Management is responsible for our internal controls and the financial reporting process. The audit committee is responsible for monitoring and overseeing these processes.

The audit committee held six meetings during the fiscal year ended December 31, 2025. The meetings were designed to provide information to the audit committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of our company, and to facilitate and encourage communication between the audit committee, management and our independent registered public accounting firm, Deloitte & Touche LLP. Management represented to the audit committee that our financial statements were prepared in accordance with GAAP. The audit committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management and the independent registered public accounting firm. The audit committee also instructed the independent registered public accounting firm that the audit committee expects to be advised if there are any subjects that require special attention.

The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm, Deloitte & Touche LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

The audit committee of the Board:

Hilliard Terry, III (Chairperson)

Mary Hentges

Ciaran O’Kelly

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and this report and the information contained therein will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act.

PROPOSAL NO. 3

ADVISORY VOTE ON

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the SEC rules, we are providing our stockholders with the opportunity to approve, on an advisory and non-binding basis, the compensation of our named executive officers, as described in this proxy statement and as disclosed pursuant to Section 14A of the Exchange Act.

This proposal, commonly referred to as the “Say-on-Pay” vote, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, policies, and practices, as discussed in this proxy statement.

The Say-on-Pay vote is advisory, and therefore is not binding on us, our compensation committee, or our Board of Directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this Proxy Statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.

You are encouraged to review the section titled “Executive Compensation” and, in particular, the section titled “Executive Compensation - Compensation Discussion and Analysis” in this proxy statement, which provide a comprehensive review of our executive compensation program and its elements, objectives, and rationale. We believe that the information provided in the section titled “Executive Compensation” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following non-binding resolution at the 2026 Annual Meeting:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the Proxy Statement for the 2026 Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, and other related disclosure

Vote Required

The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy during the 2026 Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

As an advisory vote, the result of this proposal is non-binding. However, our Board and our compensation committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when considering future executive compensation decisions and when evaluating our executive compensation program.

We provide our stockholders the opportunity to vote on the compensation of our named executive officers every year. It is expected that the next vote on executive compensation will be at the 2027 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with Upstart Holdings, Inc., and other biographical information as of April 16, 2026, are set forth below. Executive officers are appointed by our Board to hold office until their successors are appointed and qualified. There are no familial relationships among our directors or executive officers.

Name	Age	Position

Dave Girouard(1)	60	Chief Executive Officer, Chairperson of the Board

Sanjay Datta(2)	52	President, Capital & Enterprise

Andrea Blankmeyer	38	Chief Financial Officer

Paul Gu(1)	35	Chief Technology Officer, Director

Scott Darling	54	Chief Legal Officer and Corporate Secretary

(1)	Effective May 1, 2026, Mr. Girouard will step down as Chief Executive Officer and become Executive Chairman of the Board. At that time, Mr. Gu will become Chief Executive Officer.
(2)

On February 10, 2026, Mr. Datta was appointed President and Chief Capital Officer. Shortly thereafter, his title was changed to President, Capital & Enterprise. This change in title did not reflect any change in his responsibilities or scope of duties.

For the biographies of Mr. Girouard and Mr. Gu, see the sections titled “Board of Directors and Corporate Governance—Director Nominees” and “Board of Directors and Corporate Governance—Continuing Directors.”

Sanjay Datta. Mr. Datta has served as our President, Capital & Enterprise since February 2026. Mr. Datta served as our Chief Financial Officer from December 2016 to March 2026. From June 2005 to December 2016, he served in various roles at Alphabet Inc. (formerly Google Inc.), including as Vice President of Finance for Global Advertising, Finance Director of Corporate Revenue and Product Profitability, and in various international finance leadership positions based in Asia and Europe. Prior to Alphabet Inc., Mr. Datta worked at Artisan Capital, a private investment group, from November 2002 to May 2005, sourcing and reviewing prospective private equity investments, and worked at Deloitte Consulting, a consulting firm, from June 1996 to July 2000. Mr. Datta holds a joint honors degree in Economics and Finance from McGill University in Montreal and an M.B.A. from Stanford University.

Andrea Blankmeyer. Ms. Blankmeyer has served as our Chief Financial Officer since March 2026. Ms. Blankmeyer previously served as the Chief Financial Officer of Cityblock Health, Inc., a private tech driven healthcare provider for communities with complex needs, from August 2020 to March 2026. Prior to Cityblock Health, Ms. Blankmeyer served as the Chief Financial Officer of Transfix, Inc., a B2B freight marketplace, from September 2018 to August 2020, and served in various roles at SoFi Technologies, Inc., a financial technology company, from June 2015 to July 2018 (including as SoFi’s Vice President of Finance from July 2016 to July 2018). Ms. Blankmeyer studied at Harvard Business School for an M.B.A. and received her B.A. in Economics and East Asian Studies from Harvard College.

Scott Darling. Mr. Darling has served as our Chief Legal Officer and Corporate Secretary since December 2022. From October 2016 to November 2022, Mr. Darling served as Chief Legal Officer at Stitch Fix, Inc., an online personal styling service. Prior to joining Stitch Fix, Inc., Mr. Darling served as Chief Legal Officer and Corporate Secretary of Beepi, Inc., an online automobile retailer, from August 2015 to May 2016, and Vice President, General Counsel and Corporate Secretary of Trulia, Inc., a home search marketplace, from October 2011 to August 2015. Earlier in his career, he served as Vice President, General Counsel and Corporate Secretary at Imperva Inc., a cybersecurity company, and as Senior Attorney with Microsoft Corporation, a multinational technology company. Mr. Darling started his career with the law firm, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP. Mr. Darling holds a B.A. in Ethics, Politics, and Economics from Yale University and a J.D. from the University of Michigan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains the design of our executive compensation program, the principles that guide it, and how it was applied in 2025. It describes the objectives of each element of compensation, how performance outcomes influenced compensation decisions, and how the compensation committee of our Board of Directors determined compensation for our principal executive officer, principal financial officer, and our two other executive officers (collectively, our “Named Executive Officers”). For 2025, our Named Executive Officers were:

Name	Position

Dave Girouard	Co-founder and Chief Executive Officer (our “CEO”)

Sanjay Datta	Chief Financial Officer (our “CFO”)

Paul Gu	Co-founder and Chief Technology Officer (our “CTO”)

Scott Darling	Chief Legal Officer and Corporate Secretary

Overview

Who We Are

Upstart was founded in 2012 by Dave Girouard, Paul Gu and Anna Counselman to improve financial lending through a more accurate credit model. Our mission is to radically reduce the cost and complexity of borrowing for all Americans by using our proprietary artificial intelligence (“AI”) models to remake the entire lending process. Long-term, our vision is to become the always-on, everything-store for credit, where we can automatically approve borrowers at the right prices – instantly and effortlessly.

2025 Business Highlights

In 2025, we returned to full-year GAAP profitability for the first time since 2021 and delivered our strongest Adjusted EBITDA margin since the first quarter of 2022. Our 2025 business highlights include:

•

Transaction Volume and Conversion Rate: 1,497,149 loans originated, up 115% from the prior year, reflecting a 19.4% Conversion Rate, up from 15.1% in 2024. Total originations were roughly $11.0 billion, up 86% from 2024.

•	Total Revenue: $1.0 billion, up 64% from 2024. Revenue from fees was $950 million, up 49% from 2024.

•	Income (Loss) from Operations: $42.6 million, an improvement from ($173) million in 2024.

•	Net Income (Loss): $53.6 million, an improvement from ($129) million in 2024. Diluted net income (loss) per share was $0.45 compared with ($1.44) in 2024.

•	Contribution Profit: $531 million, up 39% from 2024. Contribution Margin was 56%, versus 60% in 2024.

•	Adjusted EBITDA: $230 million, up from $10.6 million in 2024. Adjusted EBITDA Margin was 22%, up from 2% in 2024.

In addition to our results determined in accordance with GAAP, we believe that certain non-GAAP financial measures and key operating metrics, including Transaction Volume, Conversion Rate, Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our operating performance. For a full reconciliation for each of these non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP, please see our 2025 Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the SEC on February 10, 2026, and Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 10, 2026.

2025 Executive Compensation Highlights

Consistent with our compensation philosophy, the compensation committee approved the following compensation actions for our Named Executive Officers in 2025, resulting in the pay outcomes described below.

Variable and Performance-Based Compensation

Executive compensation varies annually based on company and individual performance. Our program emphasizes variable compensation (consisting of bonuses and equity awards) over fixed compensation (consisting of base salary) and balances short-term and long-term incentives, as well as performance-based and time-based equity and is set out in a way that tightly aligns compensation with Upstart’s strategic goals.

•	Annual Cash Incentive

For our Named Executive Officers, the bonus pool was funded based entirely on corporate financial performance metrics, specifically Revenue from Fees (as defined below), and subject to achievement of an annual Net Income hurdle. For Named Executive Officers other than our CEO, payouts were further adjusted by an individual performance multiplier. This structure reinforces accountability for profitable growth of the top line.

•	CEO Long-Term Incentive

For 2025, our CEO’s long-term and performance incentive was delivered exclusively in stock options, reinforcing our emphasis on leadership accountability and direct alignment with stockholder value creation. Stock options deliver value only to the extent that sustained stock price appreciation is achieved over the multi-year vesting period, creating a strong linkage between realized compensation and long-term performance. The compensation committee determined that this structure provided a clear, performance-oriented framework for 2025, directly tying the CEO’s long-term outcomes to the experience of our stockholders and mitigating the risk of pay outcomes that are not supported by sustained market value creation.

•	Other NEO Long-Term Incentives

Long-term incentives for our other Named Executive Officers consisted of an equal mix of RSUs and stock options. This combination promotes sustained multi-year performance, stockholder alignment, and executive retention, while also serving as a critical mechanism for maintaining competitive total direct compensation for these Named Executive Officers. In particular, because we take a conservative approach to total cash compensation relative to standard market practice, long-term equity comprises a larger proportion of overall target compensation and is the primary vehicle through which we deliver competitive pay. In this framework RSUs provide retention value and relative stability across market cycles, reinforcing continuity of leadership, while stock options maintain strong upside alignment with long-term share price appreciation and stockholder value creation.

The following table shows the percentages of target variable pay versus target fixed pay for our CEO and our other Named Executive Officers in 2025:

Named Executive Officer	Fixed pay as a percentage of total target direct compensation	Variable pay as a percentage of total target direct compensation

Dave Girouard	5.6%	94.4%

Sanjay Datta	10.1%	89.9%

Paul Gu	10.1%	89.9%

Scott Darling	15.8%	84.2%

Compensation Philosophy and Guiding Principles

Compensation Philosophy

Our executive compensation program is grounded in the following principles:

•	Align long-term interests

We align the interests of our executives with those of our stockholders, borrowers on the Upstart marketplace, and our lending partners. A significant portion of compensation is variable and performance-based, with metrics that balance annual financial objectives and long-term share price appreciation.

•	Attract and retain exceptional talent

We compete for leadership in dynamic markets. Our compensation program is designed to be market-informed and competitive, enabling us to attract, motivate, and retain high-impact leaders. We regularly compare ourselves against relevant talent peers and periodically review our total rewards framework for our executives to ensure continued competitiveness.

•	Promote shared accountability

Our Named Executive Officers participate in equity awards and annual incentive opportunities tied to company-wide objectives. This structure reinforces collective responsibility for enterprise performance and long-term value creation.

•	Recognize leadership impact

While market data informs our decisions, final compensation decisions reflect the scope, complexity, and impact of each executive’s contributions. We emphasize outcomes and enterprise leadership over title alone, recognizing that executive value creation extends beyond functional responsibilities.

•	Pay for performance

A significant majority of executive compensation is at risk and tied to measurable performance outcomes. Higher compensation is earned only when performance delivers meaningful results that we believe support sustainable stockholder value.

Governance and Ongoing Review

The compensation committee evaluates market trends, evolving best practices, and the effectiveness of various compensation vehicles in supporting our strategy. In designing and administering our program, the compensation committee considers competitive positioning, performance alignment, risk management, tax efficiency, and overall financial impact. No single factor is assigned a predetermined weighting.

The compensation committee reviews our executive compensation program at least annually and will continue to refine the program as Upstart’s business, talent needs, and market conditions evolve.

Executive Compensation Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. For 2025, the following executive compensation policies and practices were in place, including both policies and practices we have implemented to drive performance and policies and practices that either prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

What We Do

✓ Compensation Committee Independence – Our Board maintains a compensation committee composed solely of independent directors.

✓ Compensation Committee Advisor Independence – The compensation committee engages and retains its own advisors. Since 2021, the compensation committee has engaged Compensia to assist in carrying out its responsibilities. Compensia performed no other consulting or other services for us in 2025.

✓ Annual Compensation Review – The compensation committee conducts a review of our executive compensation philosophy and strategy at least annually, including a review of the compensation peer group used for comparative purposes.

✓ Emphasize Performance-Based Incentive Compensation – The compensation committee designs our executive compensation program to include both performance-based short-term cash incentive awards (i.e., our Bonus Plan) and long-term incentive compensation awards in the form of stock options and RSU awards to align the interests of our executives, with the interests of our stockholders.

✓ Emphasize Long-Term Equity Compensation – The compensation committee uses equity awards to deliver long-term incentive compensation opportunities to our executives. These equity awards vest or may be earned over multi-year periods, which is consistent with market practice and better serves our long-term value creation goals and retention objectives.

✓ Limited Executive Perquisites – We do not view perquisites or other personal benefits as important to achieving our compensation objectives. Accordingly, we do not provide perquisites or other personal benefits to our executives except where we believe it is appropriate to achieve our compensation objectives and to assist our executive officers in the performance of their duties.

✓ Consistent Benefits for All Employees – During 2025, our executives received only those health and wellness benefits generally available to all our employees under our health and wellness program.

✓ “Double-Trigger” Change in Control Arrangements – Under our post-employment compensation arrangements for our executives, there are no payments made because of the occurrence of a change in control of Upstart. All change in control payments and benefits are based on a “double-trigger” arrangement that provides for the receipt of payments and benefits only in the event of both (i) a change in control of Upstart and (ii) a qualifying termination of employment.

✓ Reasonable Change-in-Control Arrangements – The post-employment compensation arrangements for our executives provide for amounts and multiples that are within reasonable market norms.

✓ Succession Planning – Our Board reviews the risks associated with our key executive positions on an annual basis so that we have an adequate succession strategy and plans are in place for our most critical positions.

✓ Stock Ownership Guidelines – Our Board has instituted minimum stock ownership guidelines to further align the interests of our executives with those of our stockholders.

✓ Compensation Recovery Policy – Our Board has adopted a compensation recovery policy to further our pay-for-performance philosophy and to comply with applicable SEC and Nasdaq requirements.

What We Do Not Do

X Retirement Programs – We do not offer any special retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for our executive officers. Our executive officers, including our Named Executive Officers, participate in the same Section 401(k) retirement plan that is generally available to all of our employees.

X No Tax “Gross-Ups” or Payments – We do not provide any tax “gross-up” or tax payment or reimbursement in connection with any compensation element (such as perquisites or other personal benefits) or any excise tax “gross-up” or tax payment or reimbursement in connection with any change in control payments or benefits.

X No Dividends on RSU Awards – We do not pay dividends or dividend equivalents on unvested or unearned RSU awards and performance-based RSU awards.

X No Stock Option Repricing – We have not repriced options to purchase shares of our common stock and may not do so without stockholder approval.

X General Prohibition on Hedging and Pledging – Under our Insider Trading Policy, we do not permit our executives to hedge Upstart securities and, absent a special waiver, our executives are prohibited from pledging Upstart securities.

Stockholder Advisory Votes on Named Executive Officer Compensation

Annually, we offer stockholders the opportunity to cast an advisory vote on our executive compensation program (commonly known as a “Say-on-Pay” vote). At the Annual Meeting, we will be conducting a non-binding stockholder advisory vote on the compensation of our Named Executive Officers (see Proposal No. 3 in this proxy statement). At our annual meeting of stockholders held on May 23, 2025, approximately 74% (excluding abstentions and broker non-votes) of the votes were in favor of the Say-on-Pay proposal covering our executive compensation program last year.

We value the opinions of our stockholders. As discussed above, in 2025 we reached out to and solicited feedback on our executive compensation programs from our top institutional stockholders (see the section titled “Board of Directors and Corporate Governance—Stockholder Engagement” above). Our Board and the compensation committee considered the outcome of the Say-on-Pay vote, as well as feedback received from stockholders, when making compensation decisions for our Named Executive Officers. Although a majority of stockholders expressed support for the compensation of our Named Executive Officers, the compensation committee always values additional stockholder feedback and endeavors to address stockholder concerns. The compensation committee also obtains recommendations on compensation best practices from its independent external compensation consultant, Compensia, and assesses the reports and publications of proxy advisory firms.

Compensation-Setting Process

Role of the Compensation Committee

The compensation committee establishes our executive compensation philosophy and oversees the design and administration of our executive compensation program. The compensation committee reviews and approves compensation for our executives and ensures that our program supports long-term stockholder value creation, talent retention, and prudent risk management.

The compensation committee has authority under its charter to retain independent legal counsel, compensation consultants, and other advisors as it deems appropriate. The charter, which is reviewed annually and updated as necessary, is available on our investor relations website.

While the compensation committee retains full decision-making authority, it considers input from its independent compensation consultant, as well as management, including our CEO, CFO, Chief People Officer, Vice President of Total Rewards, and legal counsel. Management assists in developing recommendations for executive compensation, other than for our CEO.

The compensation committee approves compensation for all executive officers other than the CEO, including base salary, target annual incentive opportunities, actual incentive payouts, and long-term equity awards. The compensation committee recommends our CEO’s compensation to the independent members of the Board (excluding Messrs. Girouard and Gu), who make the final determination. Our CEO is not present during deliberations regarding his own compensation.

The compensation committee meets quarterly and calls special meetings as needed, and it periodically reports to and consults with the full Board on compensation matters.

Annual Review Process

At the beginning of each year, the compensation committee reviews our executive compensation program, including incentive plans and equity frameworks, to evaluate whether the program:

•	Aligns with our strategy, corporate objectives, and values;

•	Appropriately balances short-term and long-term incentives;

•	Supports performance-based outcomes;

•	Promotes long-term value creation for stockholders;

•	Mitigates excessive risk-taking; and

•	Remains competitive within the relevant executive talent market.

Following this review, the compensation committee makes adjustments as appropriate to existing programs or adopts new structures to ensure continued alignment with business needs and market conditions.

Factors Considered in 2025 Compensation Decisions

In determining 2025 compensation for our executive officers, the compensation committee considered a range of qualitative and quantitative factors, including:

•	Recommendations from our CEO (other than with respect to his own compensation);

•	Company financial performance and overall corporate results;

•	Achievement of short-term and long-term performance objectives;

•	Individual executive performance and leadership impact;

•	The macroeconomic environment and retention considerations;

•	Competitive market data provided by the compensation committee’s independent compensation consultant;

•	The executive’s anticipated future contributions; and

•	Internal pay alignment and organizational equity.

These factors are not assigned predetermined weightings, nor does the compensation committee apply formulaic decision-making beyond established incentive plan mechanics. Instead, the compensation committee exercises informed judgment, drawing on its members’ experience, knowledge of the Company and its executives, and understanding of the competitive landscape.

As part of this process, the compensation committee annually evaluates the CEO’s performance and makes a compensation recommendation to the independent members of the Board, who approve the CEO’s base salary, target incentive opportunities, actual incentive payouts, and long-term equity awards.

Role of our CEO

Our CEO works closely with the compensation committee in evaluating and recommending compensation for our other executive officers, all of whom report to him. Our CEO provides input on the design and structure of the annual executive incentive plan and makes recommendations regarding individual compensation actions.

At the beginning of each year, our CEO assesses the prior-year performance of each executive officer and shares those evaluations with the compensation committee. Based on company performance and his assessment of each executive’s leadership, impact, and achievement of individual objectives, our CEO recommends adjustments to base salary, target annual incentive opportunities, actual incentive payouts, and long-term equity awards (other than for himself).

The compensation committee reviews these recommendations in the context of company performance, competitive market data provided by its independent compensation consultant (Compensia), internal pay alignment, retention considerations, and the other factors described above. The compensation committee retains full discretion and independently determines the target total compensation and individual compensation elements for each executive officer other than the CEO.

CEO recommendations and competitive market data inform, but do not dictate, the compensation committee’s decisions. The compensation committee applies its own judgment and experience in determining final outcomes. No executive officer participates in decisions regarding his or her own compensation.

Role of Compensation Consultant

Pursuant to its charter, the compensation committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as it determines in its sole discretion, to assist in carrying out its responsibilities. The compensation committee makes all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to the compensation committee.

Since 2021, the compensation committee has engaged Compensia to provide information, analysis, and other assistance relating to our executive compensation program on an ongoing basis. In 2025, pursuant to this authority, the nature and scope of the services provided to the compensation committee by Compensia included the following:

•	developed and subsequently updated the compensation peer group;

•	provided advice with respect to compensation best practices and market trends for our executive officers;

•	conducted an analysis of the levels of overall compensation and each element of compensation for our executive officers;

•	provided ad hoc advice and support throughout the year.

Compensia reports directly to the compensation committee rather than to management, although Compensia may meet with members of management, including our CEO, Chief People Officer and members of our People team, for purposes of gathering information on proposals that management may make to the compensation committee.

The compensation committee may replace its compensation consultant or hire additional advisors at any time. Compensia did not provide any other consulting or other services to us and has received no compensation other than with respect to the services described above.

The compensation committee has assessed the independence of Compensia taking into account, among other things, the various factors as set forth in Exchange Act Rule 10C-1 and the enhanced independence standards and factors set forth in the applicable listing standards of the Nasdaq Global Select Market, and has concluded that its relationship with Compensia and the work of Compensia on behalf of the compensation committee has not raised any conflict of interest.

Competitive Positioning and Compensation Peer Group

The compensation committee, with support from its independent compensation consultant, develops and periodically reviews a compensation peer group to inform its assessment of competitive market positioning. Peer group data is supplemented with broader executive compensation survey data drawn from publicly traded technology companies of comparable size, complexity, and growth profile. Market data serves as one reference point in the compensation committee’s deliberations; it does not determine compensation outcomes.

In October 2024, the compensation committee engaged Compensia to review the peer group used to inform 2025 compensation decisions and to assess evolving competitive practices. Compensia conducted a comprehensive evaluation of U.S.-based publicly traded companies, considering factors including:

•

Industry alignment, with emphasis on companies operating in Application/Systems Software, Consumer Finance, Data Processing, Interactive Media & Services, and Internet Services & Infrastructure, particularly those with AI-, fintech-, or cloud-based business models;

•	Relative size, including revenue, market capitalization, and growth trajectory at the time of review;

•	Business model comparability

•	Operating history and stage of development;

•	Organizational complexity and scalability;

•	Position along the maturity curve, including the executive talent market in which we compete; and

•	Operational performance profile and forward growth expectations.

In constructing the peer group, the compensation committee recognized that there is no well-defined or widely accepted peer cohort for emerging AI-enabled fintech platforms. Companies in this sector often span multiple industry classifications and exhibit wide dispersion in business models, capital intensity, regulatory exposure, and volatility profiles. As a result, strict industry matching alone would not yield a sufficiently comparable or stable reference group.

Accordingly, the compensation committee prioritized a balanced approach that considers talent competition, growth characteristics, business complexity, and capital market profile, rather than relying solely on traditional industry categorization. Following this review, the compensation committee approved a peer group consisting of 22 publicly traded technology-oriented companies.

The companies comprising the 2025 compensation peer group were as follows:

ACI Worldwide	MeridianLink

Affirm Holdings	PagerDuty

Alkami Technology	Paymentus Holdings

Elastic N.V.	Payoneer Global

Flywire	PROG Holdings

C3.ai	Rapid7

Intapp	Shift4 Payments

Lending Club	Smartsheet

nCino	SoFi Technologies

Marqeta	SPS Commerce

Q2 Holdings	Taboola Software

Companies that were removed from the previous peer group include Alteryx (who was acquired) and Green Dot and LivePerson (whose market capitalizations fell below the screening criteria). They were replaced by Alkami Technology, C3.ai, nCino and Q2 Holdings in line with the above mentioned criteria.

This compensation peer group informed the compensation committee’s annual review of our 2025 executive compensation program. In constructing the group, the compensation committee sought to position Upstart thoughtfully within the range of peer company revenue and market capitalization, as reflected in the table below. The objective was to create a reference set that reflects both the scale of our operations and our capital markets profile, while acknowledging the unique characteristics of our business model.

The compensation committee placed particular emphasis on market capitalization alignment for several reasons. First, long-term equity incentives represent a substantial portion of executive compensation, and equity award values are inherently influenced by market capitalization and investor expectations regarding growth and risk. Second, given the variability in our revenue profile in recent periods due to macroeconomic conditions affecting credit demand and funding markets, revenue alone was not viewed as a sufficiently stable benchmark for positioning purposes. Market capitalization, which incorporates forward-looking investor sentiment and expected performance, was therefore considered a more balanced and durable reference point.

The compensation committee also recognizes that proxy advisory firms construct peer groups using quantitative screens that may yield somewhat different comparator sets. While we monitor those methodologies, our peer group is designed to reflect the executive talent markets in which we compete and the operational and strategic complexity of our business. We believe this approach results in a more relevant and analytically sound benchmarking framework for compensation decision-making. Market data derived from this peer group is used as a reference input, not as a formulaic determinant of compensation outcomes.

	25th Percentile	50th Percentile	75th Percentile	Upstart Percentile

Revenue	$ 723M	$1,202M	$1,835M	33%

Market Capitalization	$3,822M	$5,650M	$9,203M	53%

The compensation committee reviewed compensation data from the approved peer group together with industry-specific survey data from the Radford data and analytics platform to inform its understanding of the competitive executive talent market. These sources were used to assess prevailing compensation levels, program design practices, and emerging trends. The compensation committee then evaluated our executive compensation structure and individual pay levels relative to this broader market context.

The compensation committee does not establish compensation solely by reference to benchmarking to a peer or other representative group of companies. Rather, market information serves as a reference point within a broader decision-making framework. The compensation committee believes competitive data is valuable in two respects: it helps ensure our program remains externally competitive in attracting and retaining executive talent, and it provides context for evaluating the reasonableness and alignment of individual compensation elements and total direct compensation.

Market data is one of several inputs considered in the compensation committee’s deliberations and does not dictate outcomes. Final compensation decisions reflect the compensation committee’s independent judgment, informed by company performance, individual contribution, internal alignment, retention considerations, and long-term stockholder interests.

Compensation Elements

In general, rather than building compensation structures tailored to the individual executive or role, we have compensation tiers for our executive officers based on role breadth, experience, and company level impact. Each tier has its own range of base salary, target annual cash bonus opportunities and annual equity awards. The compensation tied to each tier is built based on aggregated market data as well as a subjective interpretation of the value the executive officer delivers to us and our short-term and long-term business objectives. Mr. Datta, who was our CFO in 2025 and is currently our President, Capital & Enterprise as of February 10, 2026, remains instrumental to our business strategy as well as the critical relationships we have with our capital markets partners. Mr. Gu, our co-founder, current Chief Technology Officer, and incoming CEO effective May 1, 2026, leads the development of our proprietary AI technology as well as the product roadmap that includes our personal loan product, including small dollar loan product, auto loan product, home equity line of credit product and the exploration of several other products that are in a research and development stage. Mr. Darling, our Chief Legal Officer and Corporate Secretary, oversees all aspects of our legal function.

The three primary elements of our executive compensation programs are: (1) base salary, (2) annual cash bonus opportunities, and (3) long-term incentives in the form of equity awards, as described below:

Compensation Element	What This Element Rewards	Purpose and Key Features of Element
Base salary	Individual performance, contributions and impact, level of experience, and breadth of role and responsibility.	Provides a competitive level of fixed compensation to attract and retain a best-in-class management team. Salary levels are informed by the market value of the position and equitable treatment across the team, with actual base salaries established based on the facts and circumstances of each executive officer and each individual position.

Annual cash bonuses	Achievement of pre-established corporate and individual performance objectives as well as individual contributions and leadership.	Motivates executive officers to drive company growth based on performance against our near-term operating and financial plans.

Long-term incentives/equity awards

Long-term achievement of our strategic, financial and operational objectives that in turn drive sustained stockholder value creation.

Vesting requirements promote long-term thinking and retention of highly-valued executive officers over extended time horizons.

Attract, retain, motivate, and reward executive officers.

Annual equity awards that vest over a defined period of time and provide a significant “at risk” and, in the case of stock options, performance-based pay opportunity. The ultimate value of all equity awards is directly related to the market price of our common stock, and the awards are only earned over an extended period of time subject to vesting. Stock options further align executives and stockholders as they deliver value only to the extent that we deliver sustained stock price growth over the award’s vesting periods.

Our executive officers also participate in the standard employee benefit plans available to our employees. In addition, our executive officers are eligible for post-employment (both change in control and non-change in control) severance payments and benefits under certain circumstances.

Base Salary

We view base salary as a foundational element of our executive compensation program. It provides fixed compensation intended to attract and retain a high-caliber leadership team focused on building long-term enterprise value. Base salaries are designed to be competitive with the market and internally aligned based on scope of responsibility, leadership impact, and sustained contribution.

The compensation committee reviews executive base salaries annually and approves adjustments as appropriate (or makes a recommendation to the independent members of the Board in the case of the CEO). In conducting this review, the compensation committee considers competitive market data provided by its independent compensation consultant, recommendations from our CEO (other than with respect to his own compensation), individual performance, expanded scope of responsibilities, internal pay alignment, and broader business conditions.

In early 2025, the compensation committee completed its annual review of executive base salaries. After evaluating market data and the factors described above, the compensation committee recommended modest increases for our Named Executive Officers to maintain competitive positioning and reflect individual performance and growth in role since the prior adjustment cycle. Even after these increases, cumulative base salary growth for our Named Executive Officers has remained below 9% since 2021, reinforcing our continued emphasis on performance-based and at-risk compensation.

The annual base salaries of our Named Executive Officers for 2025 were as follows:

Named Executive Officer	2024 Base Salary	2025 Base Salary	Year Over Year Increase in Base Salary (2025 vs. 2024)

Dave Girouard	$500,000	$540,000	8.0%

Sanjay Datta	$450,000	$485,000	7.8%

Paul Gu	$450,000	$485,000	7.8%

Scott Darling	$435,000	$435,000	0%

The actual base salaries earned by our Named Executive Officers in 2025 are set forth in the “2025 Summary Compensation Table” below.

Annual Cash Bonuses

We use annual cash incentives to motivate our executive officers, including our Named Executive Officers, to deliver disciplined financial and operational performance while advancing our longer-term strategic priorities. Consistent with our compensation philosophy, annual incentives are fully performance-based, are not guaranteed, and may vary significantly year to year. They represent a meaningful portion of total direct compensation and reinforce executive accountability for annual results.

Each year, the compensation committee establishes target annual incentive opportunities under a formal bonus plan that links payout to clearly defined performance metrics aligned with our operating plan. The plan is structured to provide above-target payouts when performance meaningfully exceeds established objectives and reduced or no payouts when performance falls short. This framework supports pay-for-performance alignment and mitigates the risk of compensation outcomes that are not supported by results.

Under the 2025 Bonus Plan, the compensation committee selected the performance measures and approved the associated target levels at the beginning of the performance period. In setting these metrics and targets, the compensation committee considered rigor, line-of-sight accountability, business risk, and alignment with stockholder interests. Performance goals are intended to be challenging yet achievable, and target performance is not set at levels that are expected to be attained absent disciplined execution.

The compensation committee retains the authority to exercise informed discretion in determining final payouts, including the ability to increase, reduce, or eliminate individual awards or adjust the overall bonus pool. This discretion is intended to ensure that incentive outcomes appropriately reflect overall company performance, individual leadership impact, risk considerations, and the quality and sustainability of results. The compensation committee is not required to apply formulaic weightings when exercising discretion and evaluates outcomes holistically.

In addition, annual incentive awards remain subject to our Compensation Recovery Policy and other governance safeguards, reinforcing accountability and alignment with long-term stockholder value.

Target Annual Cash Bonus Opportunities

In 2025, the compensation committee reviewed the target annual cash bonus opportunities of our executive officers, including our Named Executive Officers, taking into consideration a competitive market analysis prepared by Compensia and the recommendations of our CEO (except with respect to his own target annual cash bonus opportunity), as well as the other factors described above. Following this review, the compensation committee determined (or in the case of the CEO, recommended) that no changes to target annual cash bonus opportunities for 2025 were necessary to maintain competitive bonus opportunities. Target opportunities for each NEO are set forth in “2025 Performance Results and Bonus Decisions” below.

Corporate Performance Objectives

Performance under the 2025 Bonus Plan was determined based on full-year financial results for the fiscal year ended December 31, 2025.

For 2025, the compensation committee adopted a performance framework anchored on Revenue from Fees as the primary funding metric, with Net Income serving as a modifier to reinforce profitability discipline.

The performance determination process operated as follows:

1.	Primary Metric — Revenue from Fees

Revenue from Fees was used to determine the initial funding level of the executive bonus pool. Achievement relative to pre-established threshold, target, and maximum levels established the preliminary payout percentage, with straight-line interpolation between those levels. The compensation committee selected this metric because it reflects the core economic output of our platform and aligns executive incentives with sustainable revenue generation and marketplace activity.

2.	Profitability Modifier — Net Income

Net Income functioned as a modifier to the revenue-based payout outcome. Depending on the level of profitability achieved, the calculated funding percentage could be adjusted downward. This structure reinforced accountability for profitable growth and mitigated the risk of incentivizing revenue expansion without corresponding earnings performance.

The compensation committee determined that this two-factor framework appropriately balanced growth and profitability objectives during 2025. The compensation committee believes that emphasizing Revenue from Fees, while incorporating a Net Income modifier, directly supports durable stockholder value creation by aligning incentives with both top-line execution and bottom-line results.

Performance targets for each metric were established at the beginning of the fiscal year and were intended to be rigorous yet potentially achievable through disciplined execution of our operating plan. In setting these goals, the compensation committee considered financial forecasts, funding market conditions, credit performance expectations, and the broader macroeconomic environment.

The 2025 structure reflects a deliberate refinement of our prior incentive design. In earlier periods, incentive funding relied more heavily on Adjusted EBITDA-based measures. As our business regained scale and returned to profitability, the compensation committee concluded that Revenue from Fees — paired with a Net Income modifier — provided a more direct linkage to our current strategic priorities of disciplined growth and earnings durability. This evolution reflects the Company’s progression along its operating cycle and the compensation committee’s ongoing effort to ensure that performance metrics remain aligned with the drivers of long-term stockholder value.

	Threshold	Target	Maximum

Revenue From Fees	$853.2M	$948.0M	$1,232.4M

Net Income (NI)	$10M	$14M	—

Bonus Pool Funding (NI at Threshold)	25%	80%	150%

Bonus Pool Funding (NI at Target)	25%	100%	200%

In the event of actual performance between the levels set forth in the table, the payout level was to be calculated between each designated segment on a straight-line interpolated basis.

2025 Corporate Performance Results

2025 began as a challenging year but by the end the Company was starting to display a significant turn around in overall business performance. This was a direct result of the hard work of the team in building a more robust, more resilient business while continuing to innovate our core point of differentiation - better AI models for assessing credit risk. At the end of 2025 we closed with Revenue from Fees at $950.0 million and Net Income well above the target at $53.6 million. Based on the agreed targets approved by the compensation committee, we funded the overall bonus pool at 100.95%.

Application of Individual Performance

Mr. Girouard’s bonus payment was based entirely on Upstart’s financial performance and determined outside of the performance management calibration process. For the other Named Executive Officers, 75% of the bonus pay out is based on performance against the financial performance metric and 25% is based on an individual performance multiplier. The individual performance multiplier was determined as part of the Company-wide overall performance evaluation process under which all employees (other than Mr. Girouard) receive a rating that correlates to a multiplier that could impact their bonus payment either upwards or downwards. For our Named Executive Officers, their performance rating and bonus payments were subject to the approval of the compensation committee after recommendation from Mr. Girouard.

Named Executive Officer Performance — Chief Technology Officer

At the beginning of 2025, the CEO established key priorities for Mr. Gu focused on advancing the Company’s AI and machine learning platform, improving model performance and credit outcomes, enabling the scaling of new products and verticals, strengthening engineering and product capabilities, and supporting external engagement with investors and stakeholders.

In evaluating Mr. Gu’s performance, the CEO considered his execution against these priorities, including the following:

•

Advancement of AI Platform and Model Performance: Led significant enhancements to the Company’s technology and machine learning platforms, contributing to improvements in model accuracy, conversion, pricing reliability, and overall system performance.

•

Product Expansion and Scalable Growth: Enabled the continued expansion of the Company’s platform into new and existing verticals, including Auto, Home, and small-dollar lending, supporting growth to meaningful origination levels with sustainable unit economics.

•	Credit Performance and Outcomes: Supported strong credit outcomes across products through continued refinement of underwriting models and platform capabilities.

•	Organizational and Talent Development: Led key organizational and talent upgrades across engineering and product functions, strengthening the Company’s ability to execute and innovate.

•

Strategic and External Engagement: Expanded engagement with investors and external stakeholders, helping to articulate the Company’s differentiated AI capabilities, and played a key role in preparing for a successful CEO transition.

Mr. Gu’s exceptional performance against deliverables informed the CEO’s decisions regarding the annual incentive compensation and long-term equity awards Mr. Gu received.

Named Executive Officer Performance — Chief Financial Officer

At the beginning of 2025, the CEO established key priorities for Mr. Datta focused on strengthening the Company’s funding strategy, expanding and diversifying capital sources, enabling the scaling of new and existing products through third-party funding, and supporting the Company’s transition to a more capital-efficient operating model.

In evaluating Mr. Datta’s performance, the CEO considered his execution against these priorities, including the following:

•

Capital Markets and Funding Strategy: Led the structuring and execution of large-scale and innovative funding solutions, including asset-backed securitizations, forward flow agreements, and new product funding structures.

•

Balance Sheet Efficiency and Capital-Light Transition: Enabled the Company to support significant revenue growth while reducing balance sheet exposure by the end of the year, advancing a core strategic priority for 2025.

•

Expansion of Third-Party Funding: Expanded third-party funding across new and existing products, including Auto and HELOC, supporting the transition of these businesses toward more scalable and capital-efficient models.

•	Support for Business Model Evolution: Played a key role in supporting the Company’s broader business model evolution through alignment of funding strategy with product and platform growth.

These contributions informed the CEO’s decisions regarding the annual incentive compensation and long-term equity awards Mr. Datta received.

Named Executive Officer Performance — Chief Legal Officer

At the beginning of 2025, the CEO established key priorities for Mr. Darling focused on strengthening the Company’s legal and governance frameworks, supporting capital markets and corporate transactions, enhancing board and committee operations, and building organizational capability within the legal function to support the Company’s growth and increasing complexity.

In evaluating Mr. Darling’s performance, the CEO considered his execution against these priorities, including the following:

•

Legal Support for Capital Markets and Strategic Transactions: Supported the execution of complex funding and corporate transactions, including innovative capital markets structures and new product funding initiatives.

•	Governance and Board Effectiveness: Enhanced board and committee operations, including the implementation of more streamlined processes and improved materials to support effective oversight.

•	Organizational Development: Strengthened the legal organization through the addition of experienced talent across capital markets and corporate legal functions.

•

Risk Management and Operational Support: Provided legal support aligned with the Company’s growth, capital strategy, and increasing operational complexity, serving as a key risk and operational backstop.

This strong performance in support of the Company’s strategic and operational priorities for 2025 informed the CEO’s decisions regarding the annual incentive compensation and long-term equity awards Mr. Darling received.

Named Executive Officers Who Were Eligible for 2025 Cash Bonuses	Target Annual Cash Bonus Opportunity (as a percentage of base salary)	Actual Cash Bonus Payment	Percentage of Target Annual Cash Bonus Opportunity Earned

Dave Girouard	100%	$536,603	100%

Sanjay Datta	75%	$385,900	107%

Paul Gu	75%	$408,337	113%

Scott Darling	75%	$328,002	101%

Long-Term Incentive Compensation

We use long-term equity incentives to align our executive officers, including our Named Executive Officers, with sustained stockholder value creation. Equity awards provide executives with a meaningful ownership stake in Upstart and directly link realized compensation to long-term share performance.

Historically, our long-term incentive program has consisted primarily of stock options and RSUs. Stock options deliver value only to the extent that our stock price appreciates above the exercise price, creating direct alignment with stockholder returns and reinforcing an ownership mindset. RSUs, by contrast, retain value even in periods of market volatility and provide a complementary retention element. Because RSUs typically require fewer shares to deliver equivalent value compared to options, they can also moderate dilution while maintaining alignment with stockholders, as their value increases with sustained share price appreciation.

The compensation committee believes this combination of vehicles supports three objectives: (i) strong alignment with long-term performance, (ii) retention of key leadership talent in a competitive market, and (iii) prudent management of equity usage and dilution.

The compensation committee does not apply a formulaic approach in determining annual equity award sizes. Instead, award levels are determined based on a holistic review that includes company performance, individual impact, scope of responsibility, competitive market data, retention considerations, and internal pay alignment. The compensation committee also evaluates projected dilution, burn rate, and the cumulative impact of equity grants on stockholder value when approving annual awards.

The CEO provides recommendations regarding equity awards for other executive officers (other than himself), which the compensation committee reviews and evaluates independently before making final determinations.
Timing of Awards
As part of Upstart’s annual performance and compensation review process, the compensation committee approves stock option and RSU awards to our Named Executive Officers on a predetermined schedule. The compensation committee does not take material non-public
information into account when determining the timing and terms of stock option awards, except that if the Company determines that it is in possession of material non-public
information on an anticipated grant date, the compensation committee expects to defer the grant until a date on which the Company is not in possession of material non-public
information. In addition, the compensation committee does not time the release of material non-public
information for the purpose of affecting the value of executive compensation.
2025 Equity Awards
In February 2025, the compensation committee approved annual equity awards for Messrs. Datta, Gu and Darling as incentives for future financial and individual performance, to retain such executive officers and in recognition of each person’s individual potential for future impact and contributions to Upstart. Our CEO’s equity awards were approved by the independent members of our Board based on the recommendation of the compensation committee.
With respect to Messrs. Datta, Gu, and Darling, the equity awards consisted of both options to purchase shares of our common stock and RSU awards that may be settled for shares of our common stock. The compensation committee targeted 50% of the economic value in RSU awards and 50% in stock options (valued at approximately 1.9:1 ratio of shares subject to options versus RSUs based on the approximate underlying fair market values of the two types of equity awards) and believed that this proportion of the two types of equity awards provided the appropriate incentives for stock price performance while aligning the interests of such executive officers with the interests of our stockholders. With respect to our CEO, the compensation committee structured the equity award to consist solely of stock options in order to maximize the incentive to focus on stock price performance and create the strongest possible alignment between our CEO and the interests of our stockholders.
2026 Special Performance Equity Awards
In the past, the compensation committee has considered the appropriateness of implementing performance-based RSUs for our leadership team, and believes that the changes to our executive leadership team in 2026 provided an opportunity to incorporate these performance-based equity compensation vehicles. The PRSU Awards (defined below) are intended to be a critical part of the equity-based compensation for Messrs. Gu, Datta and Darling and Ms. Blankmeyer for the next four years, and reflect a renewed approach to further align our compensation practices with the delivery of value to stockholders. The structure of the PRSU Vesting Schedule (defined below) was also influenced by the feedback our management team received from stockholders in 2025 regarding our executive compensation practices (see the section titled “
Board of Directors and Corporate Governance—Stockholder Engagement
”
above).
Subsequent to the fiscal year ended December 31, 2025, our compensation committee, after extensive consultation with Compensia, approved in February 2026 the grant of performance-based restricted stock unit awards (“PRSU Awards”) to (i) Paul Gu in connection with his appointment as Chief Executive Officer effective May 1, 2026, (ii) Sanjay Datta in connection with his transition to President, Capital & Enterprise effective February 10, 2026, (iii) Andrea Blankmeyer in connection with her commencement of employment as Chief Financial Officer effective March 16, 2026, and (iv) Scott Darling in connection with his continuing equity compensation package.

The PRSU Awards granted to Messrs. Gu, Datta and Darling and Ms. Blankmeyer were granted with an initial intended value of $37.0 million, $7.5 million, $3.0 million and $6.0 million, respectively. Each PRSU Award will be eligible to vest in the first quarter of 2030 based on our four-year relative total stockholder return as compared to the companies in the
F-Prime
Fintech Index at the end of the first 30 trading days of 2026 who remain constituents of that index through the performance period (the “PRSU Vesting Schedule”).
The equity awards granted to our eligible Named Executive Officers in 2025 were as follows:

2025 Refresh Awards
Named Executive Officer	Restricted Stock Unit Awards (intended target annual dollar value)	Stock Option Awards (intended target annual dollar value)

Dave Girouard	—	$8.6 million

Sanjay Datta	$2.0 million	$2.0 million

Paul Gu	$2.0 million	$2.0 million

Scott Darling	$1.0 million	$1.0 million

(1)
The dollar values in this column were converted into RSU awards based on a
30-trading
day period trailing average of Upstart’s closing stock price on The NASDAQ Global Select Market as of February 20, 2025, prior to the grant date on February 28, 2025.

(2)	The dollar values in this column were converted into Stock Option awards based on a fixed ratio of stock options to RSUs of 1.9:1.
The equity awards granted to our Named Executive Officers in 2025 are set forth in the
“2025 Summary Compensation Table”
and the
“2025 Grants of Plan-Based Awards Table”
below.
Welfare and Health Benefits
We maintain a
tax-qualified
401(k) plan for eligible employees, including our executive officers. The plan permits tax-deferred
employee contributions and
tax-deferred
earnings, and employer contributions are deductible when made. Participant deferrals are fully vested upon contribution. For 2025, we matched employee contributions up to $4,500 per participant.
Executive officers participate in the same health and welfare benefit programs offered to full-time employees, including medical, dental, and vision coverage; flexible spending accounts; disability insurance; life and accidental death coverage; and paid time off. We do not maintain any non-qualified
deferred compensation, pension, or defined benefit plans for our executive officers.
Our benefits programs are designed to be competitive, cost-effective, and compliant with applicable legal requirements, and are reviewed periodically to ensure continued alignment with market practice and employee needs.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2025, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each such Named Executive Officer.

In the future, we may provide perquisites or other personal benefits to our executive officers in limited circumstances, however, we do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee.
Post-Employment Compensation
In 2020, we adopted an executive change in control and severance policy applicable to our executive officers. Pursuant to the policy, we subsequently entered into executive change in control and severance policy participation agreements with each of our executive officers, including each of our Named Executive Officers. In December 2022, the executive change in control and severance policy was amended to provide a standardized approach for providing severance payments and benefits.
Our executive change in control and severance policy requires us to provide certain payments and benefits to participants, including our Named Executive Officers, upon a qualifying termination of employment, which includes a termination of a participant’s employment without cause (excluding by reason of death or disability) or where the participant resigns for good reason, both within the three months preceding or 12 months following a change in control of Upstart or outside of such period. The receipt of these payments and benefits are contingent upon the participant’s execution, delivery, and non-revocation
of a release and waiver of claims satisfactory to us following the separation from service.
We believe that the executive change in control and severance policy serves several objectives. First, it eliminates the need to negotiate separation payments and benefits on a case-by-case
basis. It also helps assure an executive officer that his or her severance payments and benefits are comparable to those of other executive officers with similar levels of responsibility and tenure. Further, it acts as an incentive for our executive officers to remain employed and focused on their responsibilities during the threat or negotiation of a change-in-control
transaction, which preserves our value and the potential benefit to be received by our stockholders in the transaction. Finally, the change in control and severance policy is easier for us to administer, as it requires less time and expense.
The executive change in control and severance policy contemplates that the payments and benefits in the event of a change in control of Upstart are payable only upon a “double trigger”; that is, only following a change in control and a qualifying termination of employment, including a termination of employment without cause (excluding by reason of death or disability) or a resignation for good reason, and in each case requires that the participant execute a release of claims in our favor.
In the event of a change in control of Upstart, to the extent that any of the amounts provided for under the executive change in control and severance policy would constitute a “parachute payment” within the meaning of Section 280G of the Code and could be subject to the related excise tax under Section 4999 of the Code, a participant will receive such payment as would entitle him or her to receive the greatest after-tax
benefit, even if it means that we pay the executive officer a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.
For a summary of the material terms and conditions of the executive change in control and severance policy, as well as an estimate of the amounts payable to our Named Executive Officers under their respective participation agreements, see
“—Potential Payments upon Termination or Change in Control”
below. A copy of the Amended and Restated Change in Control and Severance Policy is filed as an exhibit to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025.

Other Compensation Policies

Compensation Recovery Policy

Effective as of December 1, 2023, our Board adopted a compensation recovery policy, a copy of which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The compensation recovery policy is intended to further the Company’s pay-for-performance philosophy and to comply with applicable SEC and Nasdaq requirements by providing for the reasonably prompt recovery (i.e., a “clawback”) of certain executive compensation in the event of an accounting restatement. The application of the compensation recovery policy to executive officers is not discretionary, with limited exceptions, and applies without regard to whether an executive officer was at fault.

Derivatives Trading, Hedging, and Pledging Policies

Under our insider trading policy, our employees, including our executive officers, and the non-employee members of our Board are prohibited from engaging in short sales, trading in derivative securities (other than stock options, RSU awards, and other compensatory awards granted to such individuals by us) or engaging in hedging transactions, pledging our securities as collateral for a loan (except for, in the case of our executive officers and the non-employee members of our Board and only with respect to pledging, with a waiver of this prohibition from our Chief Legal Officer and the chair of our Nominating and Corporate Governance Committee and a determination that the individual has the financial capacity to repay the loan without resorting to the pledged securities), and holding our securities in a margin account.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits the amount a public company may deduct for federal income taxes purposes for compensation paid to its chief executive officer, chief financial officer, and certain other executive officers up to $1 million per executive officer per year, subject to certain exceptions. Prior to our becoming a public company, our Board had not previously taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation for the covered executive officers. As a publicly-traded company, the compensation committee is mindful of the benefits of full deductibility of compensation, and intends to operate our executive compensation program to be most efficient and effective for our stockholders.

The compensation committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success. As such, the compensation committee may award compensation to covered executive officers that is not deductible as a result of Section 162(m) if it determines doing so to be in the best interests of the Company and our stockholders.

Taxation of Nonqualified Deferred Compensation

Section 409A of the Code requires that amounts that qualify as “nonqualified deferred compensation” satisfy requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. Generally, the compensation committee intends to administer our executive compensation program and design individual compensation elements, as well as the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A. From time to time, we may be required to amend some of our compensation plans and arrangements to ensure that they are either exempt from, or compliant with, Section 409A.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and the non-employee members of our Board who hold significant equity interests and certain other service providers may be subject to additional excise taxes if they receive payments or benefits in connection with a change in control of Upstart that exceeds certain prescribed limits, and that we (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other tax payment or reimbursement for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 during 2025 and we have not agreed and are not otherwise obligated to provide any executive officer, including any Named Executive Officer, with such a “gross-up” or other payment or reimbursement.

Accounting for Stock-Based Compensation

The compensation committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is FASB ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards.

FASB ASC Topic 718 requires us to recognize in our financial statements all share-based payment awards to employees, including grants of options to purchase shares of our common stock and RSU awards that may be settled for shares of our common stock to our executive officers, based on their grant date fair values. With respect to stock options and PRSU awards, the application of FASB ASC Topic 718 involves significant amounts of judgment in the determination of inputs into the Black-Scholes option-pricing model and Monte Carlo simulation model, respectively, that we use to determine the fair value of these awards. These inputs include assumptions as to the expected volatility of the underlying stock, risk free interest rates, and the expected life (term) of the awards. We review our valuation assumptions at each grant date, and, as a result, our valuation assumptions used to value stock options and PRSU awards granted in future periods may vary from the valuation assumptions we have used previously.

FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based payment awards in our income statement over the period that an employee, including our executive officers, is required to render service in exchange for the award (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

Report of the Compensation Committee

The compensation committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Annual Report on Form 10-K for our fiscal year ended December 31, 2025.

The compensation committee of the Board:

Kerry Cooper (Chairperson)

Peter Bernard

This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and this report and the information contained therein will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act.

2025 Summary Compensation Table

The following table provides information regarding the compensation earned by or paid to our Named Executive Officers for the fiscal years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)		Option Awards ($)(2)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(1)

Dave Girouard(5)	2025	536,667	—		8,597,565	—	536,603	—	9,670,835
Chief Executive Officer	2024	496,667	—		5,812,344	—	801,124	—	7,110,135
	2023	460,000	—		6,448,630	—	207,000	—	7,115,630

Sanjay Datta	2025	482,083	—		1,999,396	1,955,498	385,900	4,500	4,827,377
Chief Financial Officer	2024	447,917	—		1,623,064	1,575,926	749,694	4,500	4,401,101
	2023	423,750	—		2,550,012	2,552,518	210,551	3,417	5,740,248

Paul Gu(5)	2025	482,083	—		1,999,396	1,955,498	408,337	4,500	4,849,814
Chief Technology Officer	2024	447,917	—		1,623,064	1,575,926	749,694	4,500	4,401,101
	2023	390,833	—		2,548,468	2,552,518	194,195	4,500	5,690,514

Scott Darling	2025	435,000	—		1,005,699	977,782	328,002	4,500	2,750,983
Chief Legal Officer and Corporate Secretary	2024	432,917	—		846,924	787,976	483,059	4,500	2,555,376
	2023	410,000	92,603	(6)	—	—	180,656	4,500	687,759

(1)	Prior year base salary amounts have been updated from amounts previously reported in prior proxy statements, which reflected base salary in effect as of year-end, to reflect actual base salary paid.
(2)

The dollar value of the RSU awards shown in the “Stock Awards” column represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with FASB ASC Topic 718. The dollar value of the stock option awards shown in the “Option Awards” column represents the grant date fair value calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant-date fair value of the stock options reported in the “Option Awards” column are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K filed on February 10, 2026. The actual value that the Named Executive Officer will realize on each RSU or option award will depend on the price per share of our common stock at the time shares underlying the RSUs vest or options are exercised. Accordingly, these amounts do not necessarily correspond to the actual value realized or that may be realized by our Named Executive Officers.

(3)

The amounts reported for 2025 represent the amounts earned by the Named Executive Officers in calendar year 2025 under Upstart’s 2025 Bonus Plan, as described in more detail in the section titled “Compensation Discussion and Analysis—Target Annual Cash Bonus Opportunities.” The amounts reported for 2024 and 2023 represent the amounts earned by the Named Executive Officers in calendar years 2024 and 2023 under Upstart’s 2024 Bonus Plan and Upstart’s 2023 Bonus Plan, respectively.

(4)	The amounts reflect employer matching contributions under our Section 401(k) plan.
(5)	Mr. Girouard and Mr. Gu serve on our Board but are not paid additional compensation for their service on our Board.
(6)

The amount reflects the prorated signing bonus that Mr. Darling earned in 2023. Mr. Darling received a signing bonus in the amount of $100,000 when he joined Upstart in 2022. If Mr. Darling’s employment with the Company was terminated voluntarily during a 12-month period from the start date of his employment, Mr. Darling would have been required to repay a prorated portion of the signing bonus to the Company. The 12-month period expired in 2023.

2025 Grants of Plan-Based Awards

The following table presents information regarding the incentive awards granted to the Named Executive Officers for 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Exercise or Base Price of Option Awards ($/sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Dave Girouard	—	3/11/2025	135,000	540,000	1,080,000	—	—	—	—	—	—	—
	2/28/2025(4)	—	—	—	—	—	—	—	—	239,628	66.67	8,597,565

Sanjay Datta	—	3/11/2025	90,938	363,750	727,500	—	—	—	—	—	—	—
	2/28/2025(5)	—	—	—	—	—	—	—	29,331	—	—	1,955,498
	2/28/2025(4)	—	—	—	—	—	—	—	—	55,728	66.67	1,999,396

Paul Gu	—	3/11/2025	90,938	363,750	727,500	—	—	—	—	—	—	—
	2/28/2025(5)	—	—	—	—	—	—	—	29,331	—	—	1,955,498
	2/28/2025(4)	—	—	—	—	—	—	—	—	55,728	66.67	1,999,396
Scott Darling	—	3/11/2025	81,563	326,250	652,500	—	—	—	—	—	—	—
	2/28/2025(6)	—	—	—	—	—	—	—	14,666	—	—	977,782
	2/28/2025(7)	—	—	—	—	—	—	—	—	27,864	66.67	1,005,699

(1)

Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to cash incentive opportunities under our 2025 Bonus Plan based upon the combined achievement of individual and corporate performance goals over fiscal year 2025. Under the 2025 Bonus Plan, payments are determined by multiplying each participant’s target bonus by (i) a factor determined by individual performance, capped at 150%, and (ii) a factor determined by the achievement of the corporate performance goals, capped at 200%. The actual amounts paid to our Named Executive Officers are set forth in the “2025 Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully in the section titled “Compensation Discussion and Analysis – Target Annual Cash Bonus Opportunities.”

(2)	The exercise price of the stock options is the closing price of our common stock on the date of grant.
(3)

The dollar value of the RSU awards shown in the “Stock Awards” column represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with FASB ASC Topic 718. The dollar value of the stock option awards shown in the “Option Awards” column represents the grant date fair value calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the “Option Awards” column are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the SEC on February 10, 2026. The actual value that the Named Executive Officer will realize on each RSU or option award will depend on the price per share of our common stock at the time shares underlying the RSUs vest or options are exercised. Accordingly, these amounts do not necessarily correspond to the actual value realized or that may be realized by our Named Executive Officers.

(4)	One-forty eighth of the shares subject to the option shall vest on March 20, 2025 and each one-month period thereafter, subject to continued service with us through each such date.
(5)

These securities are RSUs. Each RSU represents a contingent right to receive one share of our common stock. One-sixteenth of the RSUs shall vest on May 20, 2025 and each three-month period thereafter, subject to continued service with us through each such date.

(6)

These securities are RSUs. Each RSU represents a contingent right to receive one share of our common stock. 40% of the RSUs shall vest quarterly in equal installments beginning on May 20, 2025, for 24 months, and the remaining 60% of the RSUs shall vest quarterly in equal installments for 24 months thereafter, subject to continued service with us through each such date.

(7)

40% of the shares subject to the option shall vest monthly in equal installments beginning on March 20, 2025, for 24 months, and the remaining 60% of the options shall vest monthly in equal installments for 24 months thereafter, subject to continued service with us through each such date.

Outstanding Equity Awards at 2025 Year-End

The following table presents information regarding outstanding equity awards held by our Named Executive Officers as of December 31, 2025.

			Option Awards				Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Dave Girouard	9/20/2016		835,075	—	0.83	9/20/2026	—	—	—	—
	11/6/2020		550,000	—	18.44	11/6/2030	—	—	—	—
	3/20/2021		106,486	—	125.28	3/20/2031	—	—	—	—
	2/20/2022		74,515	—	130.05	2/20/2032	—	—	—	—
	3/17/2023	(6)	571,415	235,289	15.23	3/17/2033	—	—	—	—
	2/29/2024	(8)	191,169	225,929	25.75	2/28/2034	—	—	—	—
	2/28/2025	(12)	49,922	189,706	66.67	2/27/2035	—	—	—	—
Sanjay Datta	12/28/2016		621,346	—	1.35	12/28/2026	—	—	—	—
	12/18/2017		100,000	—	2.15	12/18/2027	—	—	—	—
	3/29/2019		150,000	—	3.80	03/29/2029	—	—	—	—
	1/31/2020		200,000	—	8.88	01/31/2030	—	—	—	—
	3/20/2021		50,824	—	125.28	03/20/2031	—	—	—	—
	2/20/2022		57,027	—	130.05	02/20/2032	—	—	—	—
	3/17/2023	(6)	225,558	92,878	15.23	03/17/2033	—	—	—	—
	3/17/2023	(7)	—	—	—	—	52,375	2,290,358.75	—	—
	2/29/2024	(8)	53,295	62,986	25.75	02/28/2034	—	—	—	—
	2/29/2024	(9)	—	—	—	—	34,426	1,505,448.98	—	—
	2/28/2025	(12)	11,609	44,119	66.67	02/27/2035	—	—	—	—
	2/28/2025	(13)	—	—	—	—	23,832	1,042,173.36	—	—
Paul Gu	03/29/2019		42,500	—	3.80	03/29/2029	—	—	—	—
	01/31/2020		181,336	—	8.88	01/31/2030	—	—	—	—
	03/20/2021		50,824	—	125.28	03/20/2031	—	—	—	—
	03/17/2023	(6)	192,454	92,878	15.23	03/17/2033	—	—	—	—
	3/17/2023	(7)	—	—	—	—	52,375	2,290,358.75	—	—
	2/29/2024	(8)	43,607	62,986	25.75	02/28/2034	—	—	—	—
	2/29/2024	(9)	—	—	—	—	34,426	1,505,448.98	—	—
	2/28/2025	(12)	11,609	44,119	66.67	02/27/2035	—	—	—	—
	2/28/2025	(13)	—	—	—	—	23,832	1,042,173.36	—	—
Scott Darling	12/31/2022	(4)	86,561	108,966	13.22	12/31/2032	—	—	—	—
	12/31/2022	(5)	—	—	—	—	49,530	2,165,947.00	—	—
	2/29/2024	(10)	—	58,141	25.75	2/28/2034	—	—	—	—
	2/29/2024	(11)	—	—	—	—	30,601	1,338,182.00	—	—
	2/28/2025	(14)	4,644	23,220	66.67	2/27/2035	—	—	—	—
	2/28/2025	(15)	—	—	—	—	12,467	545,182.00	—	—

(1)	Each of the outstanding equity awards listed in the table above was granted pursuant to our 2012 Equity Incentive Plan or 2020 Equity Incentive Plan.
(2)

This column represents the fair market value of a share of our common stock on the grant date, as determined in accordance with our 2012 Equity Incentive Plan or 2020 Equity Incentive Plan, as applicable.

(3)	These columns represent the market value of a share of our common stock underlying the RSUs as of December 31, 2025, based on the closing price of our common stock of $43.73 per share.
(4)	One forty-eighth of the shares subject to the option shall vest on January 20, 2023 and each one-month period thereafter, subject to continued service with us through each such date.
(5)

These securities are RSUs. Each RSU represents a contingent right to receive one share of our common stock. One-sixteenth of the RSUs shall vest on February 20, 2023 and each three-month period thereafter, subject to continued service with us through each such date.

(6)	One-forty eighth of the shares subject to the option shall vest on March 20, 2023 and each one-month period thereafter, subject to continued service with us through each such date.
(7)

These securities are RSUs. Each RSU represents a contingent right to receive one share of our common stock. One-sixteenth of the RSUs shall vest on May 20, 2023 and each three-month period thereafter, subject to continued service with us through each such date.

(8)	One forty-eighth of the shares subject to the option shall vest on March 20, 2024 and each successive one-month period thereafter, subject to continued service with us through each such date.
(9)

These securities are RSUs. Each RSU represents a contingent right to receive one share of our common stock. One-sixteenth of the RSUs shall vest on May 20, 2024 and each three-month period thereafter, subject to continued service with us through each such date.

(10)

10% of the shares subject to the option shall vest monthly in equal installments beginning on March 20, 2026, for 12 months, 55% of the shares shall vest monthly in equal installments for 12 months thereafter, and the remaining 35% of the shares shall vest monthly in equal installments for 12 months thereafter, subject to continued service with us through each such date.

(11)

These securities are RSUs. Each RSU represents a contingent right to receive one share of our common stock. 10% of the RSUs shall vest quarterly in equal installments beginning on May 20, 2026, for 12 months, 55% of the RSUs shall vest quarterly in equal installments for 12 months thereafter, and the remaining 35% of the shares shall vest quarterly in equal installments for 12 months thereafter, subject to continued service with us through each such date.

(12)	One forty-eighth of the shares subject to the option shall vest on March 20, 2025 and each successive one-month period thereafter, subject to continued service with us through each such date.
(13)

These securities are RSUs. Each RSU represents a contingent right to receive one share of our common stock. One-sixteenth of the RSUs shall vest on May 20, 2025 and each three-month period thereafter, subject to continued service with us through each such date.

(14)

40% of the shares subject to the option shall vest monthly in equal installments beginning on March 20, 2025, for 24 months, and the remaining 60% of the shares shall vest monthly in equal installments for 24 months thereafter, subject to continued service with us through each such date.

(15)

These securities are RSUs. Each RSU represents a contingent right to receive one share of our common stock. 40% of the RSUs shall vest quarterly in equal installments beginning on May 20, 2025, for 24 months, and the remaining 60% of the RSUs shall vest quarterly in equal installments for 24 months thereafter, subject to continued service with us through each such date.

Option Exercises and Stock Vested in 2025

The following table sets forth the number of shares of common stock acquired during 2025 by our Named Executive Officers upon the exercise of stock options or upon the vesting of RSUs, as well as the value realized upon such equity award transactions.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Dave Girouard	291,669	19,369,379		8,468	703,775

Sanjay Datta	—	—		109,935	6,425,436

Paul Gu	221,084	10,744,685	(2)	108,636	6,184,003

Scott Darling	40,564	2,182,882	(2)	51,725	2,948,182

(1)

The aggregate value realized is the product of the number of shares of stock subject to the exercised option multiplied by the difference between the market price of our common stock at the time of exercise and the exercise price of the option.

(2)	Less than all shares received upon exercise have been sold, and therefore Mr. Gu and Mr. Darling have not received the full amount listed with respect to the shares acquired upon exercise.

Potential Payments upon Termination or Change in Control

Pursuant to our Executive Change in Control and Severance Policy, as amended (the “CIC Policy”), if, within the three-month period prior to, or the 12-month period following, a “change in control” (as defined in the CIC Policy) (the “Change in Control Period”), we terminate the employment of an executive without “cause” (excluding death or disability) or the executive resigns for “good reason” (as such terms are defined in the CIC Policy), and within 60 days following such termination, the executive executes a waiver and release of claims in our favor that becomes effective and irrevocable (the “Release Requirement”), the executive will be entitled to receive: (i) a lump sum payment equal to 12 months of the executive’s then current annual base salary, (ii) a lump sum payment equal to 100% of the executive’s target annual bonus amount for the year of termination , (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the executive and the executive’s respective eligible dependents for up to 12 months, and (iv) vesting acceleration as to 100% of the then-unvested shares subject to each of the executive’s then outstanding equity awards (and in the case of awards with performance vesting, unless the applicable award agreement governing such award provides otherwise, all performance goals and other vesting criteria will be deemed achieved at target or as earned (determined on a pro rata basis)) if greater; provided that if an executive’s termination occurs prior to the 12-month anniversary of the start date with us, any payment, reimbursement or vesting acceleration described in clauses (i) through (iv) are prorated based on days of service of such executive during the applicable period.

Pursuant to the CIC Policy, if, outside of the Change in Control Period, we terminate the employment of an executive without “cause” (excluding death or disability) or the executive resigns for “good reason” (as such terms are defined in the CIC Policy), and the executive satisfies the Release Requirement, the executive is entitled to receive: (i) continuing payments of severance pay at a rate equal to the executive’s then current annual base salary for up to 12 months (or such shorter period as set forth in the applicable executive’s CIC Policy participation agreement), and (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the executive and the executive’s respective eligible dependents for up to 12 months (or such shorter period as set forth in the applicable executive’s CIC Policy participation agreement); provided that if an executive’s termination occurs prior to the 12-month anniversary of the executive’s start date with us, the length of the applicable period under clauses (i) and (ii) is reduced by 50%.

Pursuant to the CIC Policy, in the event any payment to an executive would be subject to the excise tax imposed by Section 4999 of the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the executive will receive such payment as would entitle the executive to receive the greatest after-tax benefit, even if it means that we pay the executive a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

The following table describes the potential payments that would have been provided to each of our Named executive officers pursuant to the CIC Policy in the event that they were terminated without “cause” (excluding death or disability) or resigned for “good reason” (as such terms are defined in the CIC Policy) outside of, and within the Change in Control Period, assuming such termination occurred on December 31, 2025 and the Release Requirement was satisfied.

	Termination without Cause or Resignation for Good Reason Outside of the Change in Control Period			Termination without Cause or Resignation for Good Reason Within the Change in Control Period					Termination due to Death
Named Executive Officer	Salary Severance ($)	Value of Continued Health Coverage ($)(1)	Total ($)	Salary Severance ($)	Bonus Severance ($)	Value of Continued Health Coverage ($)(1)	Value of Equity Acceleration ($)(2)	Total ($)	Value of Equity Acceleration ($)(2)	Total ($)

Dave Girouard	540,000	33,963	573,963	540,000	540,000	33,963	10,767,940	11,881,903	10,767,940	10,767,940

Sanjay Datta	485,000	33,963	518,963	485,000	363,750	33,963	8,617,492	9,500,206	8,617,492	8,617,492

Paul Gu	485,000	33,436	518,436	485,000	363,750	33,436	8,617,492	9,499,678	8,617,492	8,617,492

Scott Darling	435,000	33,963	468,963	435,000	326,250	33,963	8,419,238	9,214,452	8,419,238	8,419,238

(1)

The amounts reported in these columns represent estimates of the premiums to maintain group health insurance continuation benefits pursuant to COBRA for the executive and the executive’s respective eligible dependents for 12 months. The amounts presented are based on estimates for maintaining group health insurance continuation benefits under our 2025 health insurance plans.

(2)

The value of the accelerated RSUs in this table are calculated by multiplying the number of shares subject to acceleration by the closing price of our common stock on December 31, 2025, which was $43.73 per share. The value of the accelerated stock options is calculated by multiplying (x) the number of shares subject to acceleration for each stock option by (y) the closing price per share minus the applicable exercise price per share.

Pay Ratio Analysis
Pursuant to Item 402(u) of Regulation
S-K,
we are required to disclose the ratio of the annual total compensation of our principal executive officer to the median of the annual total compensation of all our employees (except our principal executive officer). During 2025, the principal executive officer of the Company was our CEO, Mr. Girouard. For 2025, Mr. Girouard’s annual total compensation, as disclosed in the 2025 Summary Compensation Table, was $9,670,835 and the median of the annual total compensation of all our employees was $284,342, resulting in a pay ratio of approximately 34:1. In accordance with Item 402(u) of Regulation
S-K,
we identified the median employee as of December 31, 2025 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by the estimated annual work schedule, for hourly employees), (B) the target annual incentive compensation and (C) the estimated grant date fair value for employee equity awards granted in 2025 in accordance with FASB ASC Topic 718 and (ii) ranking this compensation measure for our employees from lowest to highest. We annualized the compensation of permanent employees that worked for less than the full year. This calculation was performed for all employees of the Company as of December 31, 2025, excluding Mr. Girouard. After identifying the median employee, we calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our Named Executive Officers in the Summary Compensation Table.
The pay ratio documented above is calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Pay Versus Performance
The following table sets forth the compensation for Dave Girouard, our CEO and principal executive officer (“PEO”), and the average compensation for our non-PEO
Named Executive Officers
(“non-PEO
NEOs”) for 2025, 2024, 2023, 2022 and 2021 (each a “Covered Year”), both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as calculated in accordance with rules adopted by the SEC. “Compensation actually paid” does not reflect amounts actually realized by our PEO and
Non-PEO
NEOs and may be higher or lower than amounts, if any, that are actually realized by such individuals. The table below also provides information for each Covered Year regarding our cumulative total shareholder return, the cumulative return of our peer group, our net income (loss), and our revenue. Additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in the section titled
“Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1)(4)(5)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)(3)(5)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) ($) (8)	Revenue from Fees ($) (9)
					Total Shareholder Return ($) (6)	Peer Group Total Shareholder Return ($) (7)

2025	9,670,835	855,180	4,142,725	-1,239,801	148.39	273.21	53,601,000	950,011,000

2024	7,110,135	26,664,115	3,785,859	13,940,702	208.92	220.25	-128,581,000	635,466,000

2023	7,115,630	26,075,312	4,039,507	17,571,433	138.65	161.22	-240,132,000	560,431,000

2022	9,609,205	-36,246,416	17,850,370	-13,737,932	44.86	102.14	-108,665,000	907,272,000

2021	14,955,933	70,383,703	5,973,651	44,035,528	513.40	142.25	135,443,000	801,275,000

(1)	Prior year base salary amounts have been updated from amounts previously reported in prior proxy statements, which reflected base salary in effect as of year-end, to reflect actual base salary paid.
(2)
Compensation actually paid does not mean that our PEO was actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of summary compensation table total compensation under the methodology prescribed under the SEC’s rules, as shown in the adjustment table below.

Adjustments to Determine PEO Compensation Actually Paid	2025

Summary Compensation Table Total for PEO ($)	9,670,835

Minus Grant Date Fair Value of Equity Awards in Summary Compensation Table ($)	-8,597,565

Plus Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Fiscal Year End ($)	5,039,086

Plus Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	-6,115,999

Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	1,599,695

Plus Change in Fair Value between the End of the Prior Year and the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	-740,872

Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	0

Compensation Actually Paid to PEO ($)	855,180

(3)
For purposes of the adjustments to determine “compensation actually paid,” we computed the fair value of stock option awards and restricted stock units in accordance with FASB ASC Topic 718 as of the end of the relevant fiscal year, other than fair values of equity awards that vested in the Covered Year, which are valued as of the applicable vesting date. The valuation assumptions used in the calculation of such amounts are set forth in the notes to our consolidated financial statements included in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025 as filed with the SEC on February 10, 2026. The dollar value of Mr. Gu’s Performance Award in 2022 represents the grant date fair value calculated on the basis of a Monte Carlo simulation pursuant to assumptions set forth in the notes to our consolidated financial statements included in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2022 as filed with the SEC on February 16, 2023.
(4)
This figure is the average of the summary compensation table total compensation for the non-PEO
NEOs in each listed year. The names of the
non-PEO
NEOs for each Covered Year are: for 2025, Sanjay Datta, Paul Gu and Scott Darling; for 2024, Sanjay Datta, Paul Gu and Scott Darling; for 2023, Sanjay Datta, Paul Gu and Scott Darling; for 2022, Sanjay Datta, Paul Gu, Scott Darling and Anna Counselman; and for 2021, Sanjay Datta, Paul Gu, Anna Counselman and Alison Nicoll.

(5)
This figure is the average of compensation actually paid for the non-PEO
NEOs in each Covered Year. Compensation actually paid does not mean that these Named Executive Officers were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of summary compensation table total compensation under the methodology prescribed under the SEC’s rules, as shown in the adjustment table below.

Adjustments to Determine Average Non-PEO NEO Compensation Actually Paid	2025

Average Summary Compensation Table Total for Non-PEO NEOs ($)	4,142,725

Minus Non-PEO NEO Average Grant Date Fair Value of Equity Awards in Summary Compensation Table ($)	-3,297,756

Plus Non-PEO NEO Average Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Fiscal Year End ($)	1,863,381

Plus Non-PEO NEO Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	-3,703,719

Plus Non-PEO NEO Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	511,841

Plus Non-PEO NEO Average Change in Fair Value between the End of the Prior Year and the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	-756,272

Minus Non-PEO NEO Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	0

Average Compensation Actually Paid to Non-PEO NEOs ($)	-1,239,801

(6)
Total shareholder return is calculated by assuming that a $100 investment was made at the close of trading on the first full day of trading of our stock (December 16, 2020) and reinvesting all dividends until the last day of each reported fiscal year.

(7)
The peer group used is the S&P Information Technology index, as used in the Company’s performance graph in our annual report. Total shareholder return is calculated by assuming that a $100 investment was made at the close of trading on the first full day of trading of our stock (December 16, 2020) and reinvesting all dividends until the last day of each reported fiscal year.

(8)	The dollar amounts reported are the Company’s net income (loss) reflected in the Company’s audited financial statements.
(9)
In the Company’s assessment, revenue from fees is the most important financial performance measure (other than stock price) used by the Company in 2025 to link compensation actually paid to performance. The dollar amounts reported are the Company’s revenue from fees reflected in the Company’s audited financial statements.

Tabular List of Most Important Financial Performance Measures

Stock Price

Revenue from fees

Net income
Stock price, revenue from fees and net income are the only financial performance measures we used in 2025 to link compensation to company performance.
Relationship Descriptions
The following graphs illustrate the relationship between compensation actually paid for the Covered Years and (i) our cumulative total shareholder return and our peer group’s cumulative total shareholder return, (ii) our net income and (iii) our revenue from fees.
Compensation Actually Paid vs. Total Shareholder Returns of the Company and Peer Group

PEO Compensation Actually Paid
Non-PEO NEO Average Compensation Actually Paid
Company TSR
Peer Group TSR
$80,000,000
$60,000,000
$40,000,000
$20,000,000
$0
-$20,000,000
-$40,000,000
-$60,000,000
-$80,000,000
Compensation Actually Paid
$600
$400
$200
$0
Total Shareholder Return
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025

Compensation Actually Paid vs. Net Income

PEO Compensation Actually Paid ($)
Non-PEO NEO Average Compensation Actually Paid
Net Income ($)
Compensation Actually Paid
Net Income
$75,000,000
$50,000,000
$25,000,000
$0
-$25,000,000
-$50,000,000
$450,000,000
$300,000,000
$150,000,000
$0
-$150,000,000
-$300,000,000
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025

Compensation Actually Paid vs. Revenue from Fees

PEO CAP ($M) - Dave Girouard
Avg NEO CAP ($M)
Revenue from Fees ($)
$75,000,000
$50,000,000
$25,000,000
$0
-$25,000,000
-$50,000,000
Compensation Actually Paid
$1,000,000,000
$750,000,000
$500,000,000
$250,000,000
$0
Revenue
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2025 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)

Equity compensation plans approved by stockholders

2012 Equity Incentive Plan(2)	4,282,867	6.23	—

2020 Equity Incentive Plan(3)	7,197,738	37.80	10,922,232

2020 Employee Stock Purchase Plan(4)	—	—	4,140,207

Prodigy Software, Inc. 2015 Stock Incentive Plan	534	10.00	—

Equity compensation plans not approved by stockholders	—	—	—

Total	11,481,139		15,062,439

(1)	RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(2)

As a result of our initial public offering and the adoption of the 2020 Equity Incentive Plan (the “2020 Plan”), we no longer grant awards under the 2012 Equity Incentive Plan (the “2012 Plan”); however, all outstanding awards under the 2012 Plan remain subject to the terms of the 2012 Plan. The number of shares underlying stock options granted under the 2012 Plan that expire or terminate or are forfeited or repurchased by us under the 2012 Plan, tendered to or withheld by us for payment of an exercise price or for tax withholding, or repurchased by us due to failure to vest will be automatically added to the shares available for issuance under the 2020 Plan.

(3)

Includes outstanding RSUs and stock options as granted under the 2020 Plan. Our 2020 Plan provides that the number of shares of common stock available for issuance under the 2020 Plan automatically increases on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the least of (i) 15,000,000 shares, (ii) five percent (5%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as the administrator may determine.

(4)

Our 2020 Employee Stock Purchase Plan (the “ESPP”) provides that the number of shares of our common stock available for issuance under the ESPP automatically increases on the first day of each fiscal year beginning with the 2021 fiscal year, in an amount equal to the least of (i) 2,000,000 shares, (ii) one percent (1%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as the administrator may determine.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 31, 2026 for:

•	each of the Named Executive Officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

The percentage of beneficial ownership shown in the table is based on 95,707,260 shares of common stock outstanding as of March 31, 2026.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Except as indicated by the footnotes below, we believe, based on the information available to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except as otherwise noted. The rules of the SEC also take into account shares of common stock pursuant to stock options that are either immediately exercisable or exercisable on or before the 60th day after March 31, 2026 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 31, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Upstart Holdings, Inc., 2950 S. Delaware Street, Suite 410, San Mateo, California 94403.

	Common Stock
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percent of Common Stock Outstanding

Directors and Named Executive Officers

Dave Girouard	13,271,453	(2)	13.51%

Andrea Blankmeyer	16,942	(3)	*

Sanjay Datta	1,722,923	(4)	1.77%

Paul Gu	1,742,598	(5)	1.81%

Scott Darling	178,878	(6)	*

Peter Bernard	4,916	(7)	*

Kerry Cooper	29,707	(8)	*

Mary Hentges	128,968	(9)	*

Jeff Huber	29,671	(10)	*

Ciaran O’Kelly	225,451	(11)	*

Hilliard Terry, III	99,251	(12)	*

All directors and current executive officers as a group (11 persons)	17,450,758	(13)	17.29%

	Common Stock
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percent of Common Stock Outstanding

Greater than 5% stockholders

Entities affiliated with The Vanguard Group	7,013,850	(14)	7.33%

Entities affiliated with BlackRock, Inc.	5,548,508	(15)	5.80%

Jericho Capital Asset Management L.P.	5,011,809	(16)	5.24%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)

Represents shares beneficially owned by such individual or entity, and includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)

Consists of (i) 52,614 shares held of record by Mr. Girouard, (ii) 8,342,701 shares held of record by the 2008 D&T Girouard Revocable Trust, for which Mr. Girouard serves as co-trustee, (iii) 1,000,000 shares held of record by DTG GRAT LLC, for which Mr. Girouard serves as manager, (iv) 546,501 shares held of record by Mr. Girouard’s sister-in-law, Tristen Baird Willard, as trustee of the JRG 2020 Exempt Gift Trust, (v) 546,501 shares held of record by Mr. Girouard’s sister-in-law, Tristen Baird Willard, as trustee of the TMG 2020 Exempt Gift Trust, (vi) 126,057 shares held of record by Mr. Girouard’s sister-in-law, Tristen Baird Willard, as trustee of the JRG Nonexempt Gift Trust, (vii) 126,057 shares held of record by Mr. Girouard’s sister-in-law, Tristen Baird Willard, as trustee of the TMG Nonexempt Gift trust, and (viii) 2,531,022 shares subject to options exercisable within 60 days of March 31, 2026 held by Mr. Girouard.

(3)	Consists of 16,942 shares subject to RSU vesting and settlement within 60 days of March 31, 2026.
(4)

Consists of (i) 182,188 shares held of record by Mr. Datta, (ii) 1,520,748 shares subject to options exercisable within 60 days of March 31, 2026 held by Mr. Datta, and (iii) 19,987 shares subject to RSU vesting and settlement within 60 days of March 31, 2026.

(5)

Consists of (i) 1,008,116 shares held of record by Mr. Gu, (ii) 44,930 shares held of record by The Paul Xinquan Gu 2021 Gifting Trust, of which Mr. Gu is a trustee, (iii) 80,000 held of record by JECCO, LLC, of which Mr. Gu is a managing member, (iv) 20,000 shares held of record by The Gu Qiao Family Trust, of which Mr. Gu is a managing member, (v) 573,419 shares subject to options exercisable within 60 days of March 31, 2026 held by Mr. Gu, and (vi) 16,133 shares subject to RSU vesting and settlement within 60 days of March 31, 2026.

(6)

Consists of (i) 31,637 shares held of record by the Darling Family Trust, (ii) 131,819 shares subject to options exercisable within 60 days of March 31, 2026 held by Mr. Darling, and (iii) 15,422 shares subject to RSU vesting and settlement within 60 days of March 31, 2026.

(7)	Consists of (i) 3,817 shares held of record by Mr. Bernard and (ii) 1,099 shares subject to RSU vesting and settlement within 60 days of March 31, 2026.
(8)

Consists of (i) 2,000 shares held of record by Ms. Cooper, (ii) 23,393 shares held of record by the Edward and Kerry Cooper Living Trust, of which Ms. Cooper serves as co-trustee, and (iii) 4,314 shares subject to RSU vesting and settlement within 60 days of March 31, 2026.

(9)

Consists of (i) 26,359 shares held of record by Ms. Hentges, (ii) 98,295 shares subject to options exercisable within 60 days of March 31, 2026 held by Ms. Hentges, and (iii) 4,314 shares subject to RSU vesting and settlement within 60 days of March 31, 2026.

(10)	Consists of (i) 25,357 shares held of record by Mr. Huber and (ii) 4,314 shares subject to RSU vesting and settlement within 60 days of March 31, 2026.
(11)

Consists of (i) 28,694 shares held of record by Mr. O’Kelly, (ii) 192,443 shares subject to options exercisable within 60 days of March 31, 2026 held by Mr. O’Kelly, and (iii) 4,314 shares subject to RSU vesting and settlement within 60 days of March 31, 2026.

(12)

Consists of (i) 26,642 shares held of record by Mr. Terry, (ii) 68,295 shares subject to options exercisable within 60 days of March 31, 2026 held by Mr. Terry, and (iii) 4,314 shares subject to RSU vesting and settlement within 60 days of March 31, 2026.

(13)

Consists of (i) 12,243,564 shares beneficially owned by our executive officers and directors, (ii) 5,116,041 shares subject to options exercisable within 60 days of March 31, 2026 held by our executive officers and directors, and (iii) 91,153 shares subject to RSU vesting and settlement within 60 days of March 31, 2026 by our executive officers and directors.

(14)

Represents shares beneficially owned as of December 29, 2023, based on a Schedule 13G/A, filed with the SEC on February 13, 2024 by The Vanguard Group. Of the shares of common stock beneficially owned, The Vanguard Group reported that it had shared voting power with respect to 136,450 shares, shared dispositive power with respect to 212,628 shares, and sole dispositive power with respect to 6,801,222 shares. The Vanguard Group lists its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(15)

Represents shares beneficially owned as of December 31, 2023, based on a Schedule 13G, filed with the SEC on January 29, 2024 by BlackRock, Inc. of the shares of common stock beneficially owned, BlackRock, Inc. reported that it had sole voting power with respect to 5,443,415 shares and sole dispositive power with respect to all shares beneficially owned. BlackRock, Inc. lists its address as 50 Hudson Yards, New York, New York 10001.

(16)

Represents shares beneficially owned as of December 31, 2025, based on a Schedule 13G, filed with the SEC on February 17, 2026 by Jericho Capital Asset Management L.P. Of the shares of common stock beneficially owned, Jericho Capital Asset Management L.P. reported that it had shared voting power with respect to 5,011,809 shares and shared dispositive power with respect to all shares beneficially owned. Jericho Capital Asset Management L.P. lists its address as 510 Madison Avenue, 27th Floor, New York, New York 10022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have entered into change of control and severance agreements with our current executive officers that, among other matters, provide for certain severance and change of control benefits. For additional information, refer to the section entitled “Executive Compensation – Potential Payments upon Termination or Change of Control.”

We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements, our amended and restated certificate of incorporation, and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Other than as described above, since January 1, 2025, we have not entered into any other transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. Our written policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

Under this policy, all related person transactions may be consummated or continued only if approved or ratified by our audit committee. In determining whether to approve or ratify any such proposal, our audit committee will take into account, among other factors it deems appropriate, (a) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party, (b) the extent of the related person’s interest in the transaction, and (c) whether the transaction would impair the independence of an outside director. The policy grants standing pre-approval of certain transactions, including (i) any compensation paid to a director or executive officer if such compensation (A) is approved by our compensation committee or our Board, (B) is required to be reported in our annual proxy statement, or (C) in the case of an executive officer who is not an immediate family member of any other executive officer, would have been required to be reported in our annual proxy statement if the executive officer was a “Named Executive Officer,” (ii) transactions with another company at which a related person’s only relationship with such other company is as a non-executive employee, director, or beneficial owner of less than 10% equity interest of that company, if the aggregate amount involved does not exceed the greater of $200,000 or 5% of such company’s total annual revenues and the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (iii) charitable contributions, grants or endowments by us to a charitable organization, foundation or university where the related person’s only relationship with such charitable organization is as a non-executive employee or director, if the aggregate amount involved does not exceed the greater of $200,000 or 5% of the charitable organization’s total annual receipts, (iv) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and (v) any indemnification or advancement of expenses made pursuant to our certificate of incorporation or bylaws or any related agreement.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes of ownership with the SEC and to furnish us with copies of all Section 16(a) forms they file. SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year.

Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that during the fiscal year ended December 31, 2025 all Section 16(a) filing requirements were satisfied on a timely basis, except that one Form 4 reporting a charitable gift of shares by Scott Darling was filed late due to an administrative oversight. The report was filed on October 15, 2025.

2025 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2025 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our Annual Report on Form 10-K and this proxy statement are posted on our website at ir.upstart.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report on Form 10-K without charge by sending a written request to Upstart Holdings, Inc., Attention: Investor Relations, 2950 S. Delaware Street, Suite 410, San Mateo, California 94403.

* * *

Our Board does not presently know of any other matters to be presented at the 2026 Annual Meeting. If any additional matters are properly presented at the 2026 Annual Meeting, the designated proxy holders listed in this proxy statement will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the 2026 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed in the Notice or on the accompanying proxy card or, if you requested to receive a printed copy of the proxy materials, by executing and returning, at your earliest convenience, the accompanying proxy card or voter instructions form in the envelope that has also been provided.

UPSTART HOLDINGS, INC. ATTN: INVESTOR RELATIONS 2950 S. DELAWARE STREET, SUITE 410 SAN MATEO, CALIFORNIA 94403 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time on May 27, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/UPST2026 You may attend the Annual Meeting of Stockholders via the Internet and vote during the meeting. Have the information that is printed in the box by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time on May 27, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V95367-P46162 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY UPSTART HOLDINGS, INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR each of the following Class III nominees: 1. Election of Directors Nominees: 01) Kerry Cooper 02) Mary Hentges 03) Ciaran O’Kelly To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposal: 2. Ratification of the appointment of Deloitte & Touche LLP as Upstart’s independent registered public accounting firm for the fiscal year ending December 31, 2026. For Against Abstain The Board of Directors recommends you vote, on an advisory basis, FOR the following proposal: 3. The approval, on an advisory basis, of the compensation of our named executive officers. For Against Abstain NOTE: In their discretion, the proxy holders will vote on such other business as may properly come before the meeting or any adjournments or postponements thereof. This section must be completed for your vote to be counted – Date and Sign Below Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V95368-P46162 UPSTART HOLDINGS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 28, 2026, 9:00 AM Pacific Time The stockholder(s) hereby appoint(s) Paul Gu, Sanjay Datta and Scott Darling, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Upstart Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually on Thursday, May 28, 2026, at 9:00 a.m. Pacific Time or at any postponements or adjournments thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. In their discretion, Paul Gu, Sanjay Datta and Scott Darling, or any of them, as proxies, are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponements or adjournments thereof. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR VOTE BY TELEPHONE OR THE INTERNET. CONTINUED AND TO BE SIGNED ON REVERSE SIDE